     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1999

                                                  REGISTRATION NO. 333-[       ]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          AMES DEPARTMENT STORES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    5331                                   04-2269444
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                            ------------------------

                                2418 MAIN STREET
                         ROCKY HILL, CONNECTICUT 06067
                                 (860) 257-2000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               ROLANDO DE AGUIAR,
                          EXECUTIVE VICE PRESIDENT AND
                  CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER,
                          AMES DEPARTMENT STORES, INC.
                                2418 MAIN STREET
                         ROCKY HILL, CONNECTICUT 06067
                                 (860) 257-2000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                With a copy to:

                           STEPHEN H. COOPER, ESQ.
                          WEIL, GOTSHAL & MANGES LLP
                               767 FIFTH AVENUE
                           NEW YORK, NEW YORK 10153
                                (212) 310-8000

                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to
Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                     PROPOSED              PROPOSED
                                                                      MAXIMUM               MAXIMUM
          TITLE OF EACH CLASS OF                 AMOUNT TO        OFFERING PRICE           AGGREGATE               AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED         PER UNIT          OFFERING PRICE(1)       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
10% Senior Notes due 2006..................     $200,000,000           100%              $200,000,000             $55,600(2)
----------------------------------------------------------------------------------------------------------------------------------
Guarantee of Senior Notes..................          --                 --                    --                    None(3)
===================================================================================================================================

(1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(f)(2).
(2) Calculated pursuant to Rule 457(f)(2).
(3) Pursuant to Rule 457(n), no filing fee is required.
                            ------------------------

                   SEE TABLE OF ADDITIONAL REGISTRANTS BELOW
                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS

                                                         PRIMARY                         ADDRESS, INCLUDING ZIP CODE
                                      STATE OR OTHER     STANDARD                         AND TELEPHONE NUMBER,
           EXACT NAME OF              JURISDICTION OF    INDUSTRIAL     I.R.S. EMPLOYER     INCLUDING AREA CODE,
             REGISTRANT               INCORPORATION OR   CLASSIFICATION IDENTIFICATION    OF REGISTRANT'S PRINCIPAL    REGISTRATION
    AS SPECIFIED IN ITS CHARTER       ORGANIZATION       CODE NUMBER      NUMBER             EXECUTIVE OFFICE             NO. (1)
------------------------------------  ----------------   -----------   ---------------   ---------------------------   ------------
AMD, Inc............................  Delaware               5311         06-1240252      2418 Main St.
                                                                                          Rocky Hill, CT 06067
                                                                                          (860) 257-2000

Ames FS, Inc........................  Delaware               5311         06-1492785      2418 Main St.
                                                                                          Rocky Hill, CT 06067
                                                                                          (860) 257-2000

Ames Realty II, Inc.................  Delaware               5311         06-1255413      2418 Main St.
                                                                                          Rocky Hill, CT 06067
                                                                                          (860) 257-2000

Ames Merchandising Corporation......  Delaware               5311         04-2398476      2418 Main St.
                                                                                          Rocky Hill, CT 06067
                                                                                          (860) 257-2000

Ames Transportation Systems, Inc....  Delaware               4213         06-1073258      2418 Main St.
                                                                                          Rocky Hill, CT 06067
                                                                                          (860) 257-2000

------------------
(1) To be provided by amendment.

                   SUBJECT TO COMPLETION, DATED JUNE 30, 1999
PROSPECTUS

EXCHANGE OFFER FOR
$200,000,000 OF 10% SENIOR NOTES DUE 2006

AMES DEPARTMENT STORES, INC.                         [LOGO]
ISSUER

                      Material Terms of the Exchange Offer

o Expires 5:00 p.m., New York City time, on        , 1999, unless extended.

o All old notes issued on April 27, 1999 that are validly tendered and not withdrawn will be exchanged for new notes.

o The only conditions to completing the exchange offer are that it does not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission and that no injunction, order or decree has been issued that would prohibit, prevent or materially impair our ability to proceed with the exchange offer.

o You may withdraw your tender of old notes at any time prior to the expiration of the exchange offer.

o The exchange will not be a taxable event for U.S. federal income tax purposes.

o The terms of the new notes to be issued in the exchange offer are identical to those of the old notes, except for certain transfer restrictions, registration rights and liquidated damages relating to the old notes.

o The old notes are, and the new notes will be, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by AMD, Inc., Ames FS, Inc., Ames Realty II, Inc., Ames Merchandising Corporation and Ames Transportation Systems, Inc., all of which are subsidiaries of our company.

o Affiliates of our company may not participate in the exchange offer.

-------------------------------------------------------------------------------
     PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS DOCUMENT
                       FOR CERTAIN IMPORTANT INFORMATION.
-------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE ISSUED IN THIS EXCHANGE OFFER, NOR HAS ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                The date of this prospectus is          , 1999.


The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Where You Can Find More Information..............    i
Prospectus Summary...............................    1
Risk Factors.....................................    9
Use of Proceeds..................................   15
Capitalization...................................   15
Unaudited Pro Forma Financial Data...............   16
Description of Other Indebtedness................   18

                                                  PAGE
                                                  ----
The Exchange Offer...............................   19
Description of the New Notes.....................   26
Federal Income Tax Considerations................   57
Plan of Distribution.............................   58
Legal Matters....................................   59
Experts..........................................   59
Forward-Looking Statements.......................   59

                            ------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Commission a registration statement on Form S-4 under the Securities Act with respect to the new notes to be issued in the exchange offer. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the Commission's rules and regulations. Any statements made in this prospectus concerning the provisions of various documents are not necessarily complete and, in each instance, we refer you to the copy of such documents filed as an exhibit to the registration statement for the full text of those provisions. Each such statement is deemed qualified in its entirety by such reference. Unless otherwise indicated, retail data contained or incorporated by reference are derived from publicly available services, including industry trade journals and SEC filings, which we have not independently verified.

     Our common stock is listed on the NASDAQ Stock Market and we file annual, quarterly and current reports, proxy statements and other documents with the Commission under the Securities Exchange Act of 1934. You may read and copy any of those reports, statements or other documents at the SEC public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These filings are also available to the public from commercial document retrieval services and at the SEC's Web site at "http://www.sec.gov." In addition, our company maintains a Web site at "http://www.amesstores.com" that contains additional information, including news releases about our business and operations.

     The Commission allows us to "incorporate by reference" in this prospectus documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information so incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 12(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the completion of the exchange offer:

      o Ames Department Stores, Inc.'s Annual Report on Form 10-K for the year ended January 30, 1999;

      o Ames Department Stores, Inc.'s Quarterly Report on Form 10-Q for the period ended May 1, 1999; and

      o Ames Department Stores, Inc.'s Current Reports on Form 8-K filed with the Commission on March 16, 1999 and April 2, 1999.

     You may request a copy of any filings made by us with the SEC, or any of the agreements or other documents that constitute exhibits to those filings, at no cost, by writing or telephoning us at the following address or phone number:

                          Ames Department Stores, Inc.
                                2418 Main Street
                              Rocky Hill, CT 06067
                                 (860) 257-2000
                         Attention: Investor Relations

     So long as we are subject to the periodic reporting requirements of the Exchange Act, we are required to furnish to the trustee and the holders of the notes the same information that we are required to file with the Commission. We have agreed that, even if we cease to be subject to the Exchange Act's reporting requirements, we will continue to furnish to the trustee and the holders of the notes the same information that we otherwise would have been required to file with the Commission under the Exchange Act.

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this prospectus and may not contain all information that is important to you. This prospectus includes specific terms of the exchange offer, as well as information regarding our business and detailed financial data. We encourage you to read the detailed information appearing elsewhere in this prospectus as well as the financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 30, 1999 and in our Quarterly Report for the period ended May 1, 1999. Our fiscal year, similar to that of most other retailers, ends on the Saturday nearest January 31. Our most recent completed fiscal year, which we refer to for convenience as "fiscal 1998," ended January 30, 1999.

                                     OUR COMPANY

     Ames is the largest regional discount retailer in the United States. We currently operate over 450 stores in 19 contiguous states in the Northeast, Midwest and Mid-Atlantic regions, as well as the District of Columbia. Our stores offer a wide range of both brand name and other quality merchandise for the home and family at prices below those of conventional department stores and specialty retailers. Ames' stores are situated in rural communities, small cities and the suburbs of larger metropolitan areas and are smaller and more customer friendly than the stores of most competing "big box" retailers, including the national discount department store chains.

     On December 31, 1998, we acquired Hills Stores Company, which operated a chain of 155 discount department stores in twelve states. We are converting all but four of the acquired Hills stores to Ames stores and have closed two of the remaining four stores. The conversion process includes the liquidation of Hills' existing inventory and a total redesign and remerchandising of the stores to make them consistent with the Ames prototype. Upon completion of its conversion, each store has a grand opening under the Ames banner. We are implementing the conversion process in three stages, each entailing approximately 50 stores. The first stage was completed in late April 1999 and the entire conversion is scheduled for completion by the end of September 1999.

     Our executive offices are located at 2418 Main Street, Rocky Hill, Connecticut 06067 and our telephone number is (860) 257-2000.

                                 THE EXCHANGE OFFER

     On April 27, 1999, we completed the private placement of $200 million principal amount of our 10% Senior Notes due 2006. Those notes were not registered under the Securities Act and, therefore, they are subject to significant restrictions on resale. Accordingly, when we sold those notes, we entered into a registration rights agreement with the initial purchasers in which we agreed to deliver to you this prospectus and to permit you to exchange those old notes for new notes that have identical terms and have been registered under the Securities Act. We believe that the new notes may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to limited conditions. Following the exchange offer, any old notes that you did not exchange for new notes will continue to be subject to restrictions on resale and we will have no obligation to you to register those old notes under the Securities Act.

     We issued the old notes under an indenture that grants you certain rights. The new notes also will be issued under that indenture and you will have the same rights under the indenture that you had as a holder of old notes. Any reference to "notes" in this prospectus refers to both old notes and new notes, unless the context otherwise requires. You should read the discussion under the headings "The Exchange Offer" and "Description of the New Notes" for further information regarding the new notes.

The Exchange Offer........................  We are offering to exchange $1,000 principal amount of 10% Senior
                                            Notes due 2006 that have been registered under the Securities Act for each $1,000 principal amount of 10% Senior Notes due 2006 that were issued on April 27, 1999 in a private placement. In order to be exchanged, an old note must be properly tendered and accepted. All old notes that are validly tendered and not validly withdrawn will be exchanged.

                                            As of this date, there are $200 million aggregate principal amount of old notes outstanding.
                                            We will issue the new notes promptly after the expiration of the exchange offer.

Resale....................................  We believe that the new notes that you receive in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if you meet the following conditions:

                                                 (1) you acquire the new notes in the ordinary course of your business;
                                                 (2) you are not engaging in and do not intend to engage in a distribution of the new notes;
                                                 (3) you do not have an arrangement or understanding with any person to participate in the distribution of the new notes;
                                                     and
                                                 (4) you are not an affiliate of our company as the term
                                                     "affiliate" is defined in Rule 405 under the Securities Act.

                                            If you do not meet the above conditions, you may incur liability under the Securities Act if you transfer any new note without delivering a prospectus meeting the requirements of the Securities
                                            Act. We do not assume or indemnify you against that liability.
                                            Each broker-dealer that receives new notes in the exchange offer for its own account in exchange for old notes that it acquired as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the
                                            requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of the new notes.

Expiration Date...........................  The exchange offer will expire at 5:00 p.m., New York City time, on
                                                     , 1999, unless we decide to extend the exchange offer. We do not intend to extend the exchange offer, although we reserve the right to do so. If we determine to extend the exchange offer, we do not intend to extend it beyond October 24, 1999.

Conditions to the Exchange Offer..........  The only conditions to completing the exchange offer are that it does not violate applicable law or any applicable interpretation of the staff of the Commission and that no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer. See "The Exchange
                                            Offer--Conditions."

Procedures for Tendering Old Notes Held in
  the Form of Book-Entry Interests........  The old notes were issued as global securities in fully registered form without coupons. Beneficial interests in the old notes that are held by direct or indirect participants in The Depository Trust
                                            Company through certificateless depositary interests are shown on, and transfers of the old notes can be made only through, records maintained in book-entry form by DTC with respect to its
                                            participants.

                                            If you are a holder of an old note held in the form of a book-entry interest and you wish to tender your old note for exchange, you must transmit to The Chase Manhattan Bank, as exchange agent, on or before the expiration date, either:

                                                 o a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, together with any other required documentation; or
                                                 o a computer-generated message transmitted by means of DTC's
                                                   Automated Tender Offer Program system and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of
                                                   transmittal.

                                            The exchange agent must also receive on or before the expiration date either:

                                                 o a timely confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC, in accordance with the procedure for book-entry transfers described in this
                                                   prospectus under the heading "The Exchange Offer--Book-Entry
                                                   Transfer," or
                                                 o the documents necessary for compliance with the guaranteed delivery procedures described below.

                                            A letter of transmittal accompanies this prospectus. By executing the letter of transmittal or delivering a computer-generated message through DTC's Automated Tender Offer Program system, you will represent to us that, among other things:

                                                 (1) the new notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business;
                                                 (2) you are not engaging in and do not intend to engage in a distribution of the new notes;
                                                 (3) you do not have an arrangement or understanding with any person to participate in the distribution of the new notes;
                                                     and
                                                 (4) you are not our affiliate.

Procedures for Tendering Certificated Old
  Notes...................................  If you are a holder of book-entry interests in the old notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes which are in equal principal amounts to your book-entry interests. See "Description of the New
                                            Notes--Form of New Notes." No certificated notes are issued and outstanding as of the date of this prospectus. If you acquire certificated old notes prior to the expiration of the exchange offer, you must tender your certificated old notes in accordance with the procedures described in this prospectus under the heading "The
                                            Exchange Offer--Procedures for Tendering--Certificated Old Notes."

Special Procedures for
  Beneficial Owner........................  If you are the beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those old notes for exchange, you should promptly contact the registered holder and instruct that person to tender on your behalf. If you wish to tender those notes yourself, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and you may not be able to complete the transfer prior to the expiration date. See "The
                                            Exchange Offer--Procedures for Tendering--Procedures Applicable to
                                            All Holders."

Guaranteed Delivery Procedures............  If you wish to tender your old notes and:

                                                 (1) they are not immediately available,
                                                 (2) time will not permit your old notes or other required
                                                     documents to reach the exchange agent before the expiration of the exchange offer or
                                                 (3) you cannot complete the procedure for book-entry transfer on a timely basis,

                                            you may tender your old notes in accordance with the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for
                                            Tendering--Guaranteed Delivery Procedures."

Acceptance of Old Notes and Delivery of
  New Notes...............................  Subject to the conditions described in "The Exchange Offer" section of this prospectus under the heading "Conditions," we will accept for exchange any and all old notes which are properly tendered in the exchange offer prior to 5:00 p.m. New York City time, on the expiration date. The new notes to be issued to you in the exchange offer will be delivered promptly following the expiration date. See
                                            "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal................................  You may withdraw the tender of your old notes at any time prior to
                                            5:00 p.m., New York City time, on the expiration date. We will return to you any old notes not accepted for exchange for any reason without expense to you as promptly as we can after the expiration or termination of the exchange offer.

Exchange Agent............................  The Chase Manhattan Bank is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to
  Exchange................................  If you do not participate in the exchange offer, upon completion of the exchange offer, the liquidity of the market for your old notes could be adversely affected. See "The Exchange Offer--Consequences of
                                            Failure to Exchange."

Federal Income Tax
  Consequences............................  The exchange of the old notes will not be a taxable event for federal income tax purposes. See "Federal Income Tax Considerations."

Use of Proceeds...........................  We will not receive any cash proceeds upon completion of the exchange offer.

                     SUMMARY OF THE TERMS OF THE NEW NOTES

Securities Offered........................  $200,000,000 principal amount of 10% Senior Notes due 2006.

Issuer....................................  Ames Department Stores, Inc.

Maturity..................................  April 15, 2006.

Interest Payment Dates....................  April 15 and October 15 of each year, beginning October 15, 1999.
                                            Interest on the new notes that we will issue will accrue from the last interest payment date on which interest was paid on the old notes surrendered in exchange, or, if no interest has been paid on the old notes, from April 27, 1999, which was the date of original issuance of the old notes.

Optional Redemption.......................  On or after April 15, 2003, we may redeem some or all of the notes at any time at the redemption prices listed under the heading "Optional
                                            Redemption" in the "Description of the New Notes" section of this prospectus.

                                            Before April 15, 2002, we may redeem up to 35% of the notes with the proceeds of certain offerings of equity at 110% of principal amount of the notes, plus accrued and unpaid interest. See the information under the heading "Optional Redemption" in the "Description of the
                                            New Notes" section of this prospectus.

Mandatory Offer to Repurchase.............  If we sell certain assets or experience specific kinds of changes of control, we must offer to purchase the notes at the prices listed under the heading "Repurchase at the Option of Holders" in the
                                            "Description of the New Notes" section of this prospectus.

Guarantees................................  The new notes will be unconditionally guaranteed on a senior unsecured basis by each of our subsidiaries. The guarantee will be equal in right of payment with all other senior unsecured
                                            indebtedness and guarantees issued by our subsidiaries.

Ranking...................................  The new notes will be:

                                                 o senior unsecured obligations of our company and will be equal in right of payment with all of our other existing and future senior unsecured debt; and

                                                 o effectively junior to all of our secured obligations to the extent of the collateral securing those obligations, including obligations under our bank credit facility.

                                            On May 29, 1999, we had approximately $456.3 million of senior indebtedness outstanding, inclusive of the notes and current maturities, none of which is subordinate to the notes.

Basic Covenants of Indenture..............  The indenture contains covenants that, subject to specified exceptions, restrict our ability and the ability of our restricted subsidiaries to:
                                                     o  borrow money;
                                                     o  pay dividends on or purchase our stock or our restricted subsidiaries' stock;
                                                     o  make investments;
                                                     o  use assets as security in other transactions;
                                                     o  sell certain assets or merge with or into other companies; and
                                                     o  enter into transactions with affiliates.

                                            In the future, certain of our subsidiaries that we designate as unrestricted subsidiaries will not be subject to the covenants in the indenture. More detailed information with respect to these covenants is set forth under the heading "Material Covenants" in the
                                            "Description of New Notes" section of this prospectus.

Form of New Notes.........................  The new notes will be represented by one or more global securities deposited with The Chase Manhattan Bank for the benefit of DTC. You will not receive new notes in certificated form unless one of the events set forth under the heading "Description of the New
                                            Notes--Form of New Notes" occurs. Instead, beneficial interests in the new notes will be shown on, and transfers of these interests will be effected only through, records maintained in book-entry form by
                                            DTC with respect to its participants.

         SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA

     Set forth below are summary historical financial, operating and other data and summary unaudited pro forma financial and other data. The summary historical statement of operations data for the years ended January 25, 1997, January 31, 1998 and January 30, 1999 and the quarters ended May 2, 1998 and May 1, 1999 and the summary historical balance sheet data as of January 30, 1999 and May 1, 1999 have been derived from the audited and unaudited consolidated financial statements of Ames. The summary unaudited pro forma financial data of Ames have been derived from the audited consolidated financial statements of Ames, which include the results of Hills for the month of January 1999, and the unaudited consolidated statement of operations of Hills for the 11 months ended
December 31, 1998. You should read this summary in conjunction with the audited and unaudited consolidated financial statements of Ames and accompanying notes as well as with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Ames' Annual Report on Form 10-K for the fiscal year ended January 30, 1999 and in Ames' Quarterly Report for the period ended May 1, 1999.

                                                                                                 QUARTER ENDED
                                                                                              --------------------
                                                              FISCAL YEAR ENDED                   (UNAUDITED)
                                                   ---------------------------------------    --------------------
                                                   JANUARY 25,   JANUARY 31,   JANUARY 30,     MAY 2,      MAY 1,
                                                      1997          1998          1999          1998        1999
                                                   -----------   -----------   -----------    --------    --------
                                                                        (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales........................................   $ 2,161.7     $ 2,233.1     $ 2,507.2     $  497.0    $  829.1
Cost of merchandise sold.........................     1,565.7       1,603.6       1,786.2        358.6       587.0
Gross profit.....................................       596.0         629.5         721.0        138.4       242.1
Selling, general and administrative expenses.....       564.4         581.7         660.6        145.3       265.5
Operating income (loss)..........................        52.7          66.2          76.1         (2.6)      (29.4)
Net income (loss)................................        17.3(a)       34.5          33.8         (2.9)      (26.4)
Ratio of earnings to fixed charges (b)...........         1.8x          2.8x          2.4x          NA          NA

OTHER FINANCIAL DATA:
EBITDA (c).......................................   $    57.4     $    72.9     $    90.6     $   (0.7)   $  (15.0)
EBITDAR (d)......................................       107.0         128.1         153.9         13.6        10.7
Interest expense.................................        19.0          11.6          15.3          2.1        11.9
Depreciation and amortization expense, net.......         4.7           6.7          14.5          1.9        14.4
Rent expense.....................................        49.6          55.2          63.3         14.3        25.7
Capital expenditures.............................        19.8          32.9          51.6          9.0        34.2
Gross margin.....................................        27.6%         28.2%         28.2%(e)     27.9%       27.9%(f)
Selling, general and administrative expenses as a
  percentage of net sales........................        26.1%         26.0%         25.3%(e)     29.2%       27.4%(f)

PRO FORMA DATA (g):
Net sales........................................                               $ 4,131.2
EBITDA (c).......................................                                   123.2

SELECTED STORE DATA:
Same-store sales increase........................         1.0%          2.1%          7.2%        12.9%        9.1%
Average sales per store..........................   $     7.1     $     7.5     $     8.0(h)  $    1.7    $    1.9(i)
Number of stores at end of period................         303           298           456          298         454(j)
Total store square footage at end of period
  (000s).........................................      18,487        17,600        31,500       17,600      31,420

------------------

     (Footnotes appear on following page.)

                                                            AS OF JANUARY 30, 1999
                                                         -----------------------------          AS OF MAY 1, 1999
                                                                        PRO FORMA         ------------------------------
                                                                       AS ADJUSTED (k)    HISTORICAL     AS ADJUSTED (l)
                                                         HISTORICAL    (UNAUDITED)        (UNAUDITED)    (UNAUDITED)
                                                         ----------    ---------------    -----------    ---------------
                                                                                  (IN MILLIONS)
BALANCE SHEET DATA:
Cash..................................................    $   35.7        $   371.3        $    46.3        $   150.8
Total assets..........................................     1,483.4          1,825.6          1,653.8          1,758.3
Total debt, including current maturities..............       305.5            460.6            536.2            453.6
Stockholders' equity..................................       324.0            511.1            298.1            485.2

------------------

(a) Includes an extraordinary loss, net of tax, of $1.4 million for the early extinguishment of debt.

(b) For the purpose of this computation, earnings consist of income before income taxes plus fixed charges (net of capitalized interest). Fixed charges consist of interest expense on all indebtness and capitalized interest, amortized premiums, discounts and capitalized expenses related to indebtness, and one-third of rent expense on operating leases representing that portion of rent expense deemed by us to be attributable to interest. For the fiscal years ended January 28, 1995 and January 27, 1996, the ratio of earning to fixed charges was 1.6x and 1.0x, respectively. Earnings were inadequate to cover fixed charges for the quarters ended May 2, 1998 and May 1, 1999. The amounts of additional earnings that would have been required to cover fixed charges for such periods are $4.6 million and $41.2 million, respectively.

(c) EBITDA, an acronym that stands for earnings before interest, taxes, depreciation and amortization, is a widely accepted indicator of a company's ability to service its debt. EBITDA is not intended to represent a measure of financial performance under GAAP and you should not consider it as an alternative to net income or as an indicator of our operating performance or cash flows as a measure of liquidity. EBITDA is included because it is a basis upon which we assess our ability to service our debt. However, other companies in our industry may present EBITDA differently than we do.

(d) EBITDAR represents EBITDA, as defined above, plus rent expense.

(e) Data for the fiscal year ended January 30, 1999 exclude Hills operations for the month of January 1999 and various other acquisition related costs and charges. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Annual Report on Form 10-K for the fiscal year ended January 30, 1999.

(f) Data for the quarter ended May 1, 1999 exclude the results of operations for the Hills stores that were being operated by Gordon Brothers and The Nassi Group pursuant to their agreement with us and certain other expenses associated with converting 50 Hills Stores. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended May 1, 1999.

(g) Pro forma for the Hills acquisition as if it had occurred on February 1, 1998.

(h) Average sales per store for the fiscal year ended January 30, 1999 excludes 155 Hills stores acquired in December 1998.

(i) Average sales per store for the quarter ended May 1, 1999 excludes 50 newly converted Hills stores, 103 additional Hills stores that were being operated by Gordon Brothers and The Nassi Group and the new Ames store in Cinnaminson, N.J.

(j) The number of stores as of May 1, 1999 includes 300 existing Ames stores, 50 newly converted Hills stores, 103 additional Hills stores that were being operated by Gordon Brothers and The Nassi Group and the new Ames store in Cinnaminson, N.J.

(k) Pro forma for the sale of the old notes and the receipt and application of the net proceeds and as adjusted for the recent public sale on May 24, 1999 of 5.1 million shares of our common stock and the receipt of approximately $187.1 million of net proceeds therefrom.

(l) As adjusted for the public sale of 5.1 million shares of our common stock and the receipt of approximately $187.1 million of net proceeds therefrom.

                                  RISK FACTORS

     You should carefully consider the risks described below before making a decision to tender your old notes for exchange. Any reference to "notes" in this prospectus refers to both old notes and new notes, unless the context otherwise requires.

FACTORS RELATING TO OUR COMPANY

  OUR HIGH LEVEL OF DEBT MAY ADVERSELY AFFECT OUR FINANCIAL AND OPERATING FLEXIBILITY.

     We will continue to have substantial debt and debt service requirements, including obligations under our bank credit facility, which permits us to borrow up to $650.0 million on a revolving basis. For the quarter ended May 1, 1999, our earnings were insufficient to cover fixed charges by $41.2 million. The following chart shows basic financial information about us and gives pro forma effect to our recent public sale of common stock and the application of the net proceeds therefrom:

                                                            PRO FORMA AS OF
                                                              MAY 1, 1999
                                                         ---------------------
                                                         (DOLLARS IN MILLIONS,
                                                              UNAUDITED)

Total debt............................................          $ 453.6
Stockholders' equity..................................          $ 485.2
Net debt to equity ratio (inclusive of cash and cash
  equivalents)........................................            0.62x

     Our highly leveraged financial position has important consequences for us, including:

     o our ability to borrow additional amounts for working capital, debt service requirements, capital expenditures or acquisitions may be limited;

     o a substantial portion of our cash flow from operations will be required to make debt service payments;

     o our ability to capitalize on significant business opportunities may be limited and our flexibility to react to changes in competitive pressures and general economic conditions may be reduced;

     o we could be at a competitive disadvantage with respect to less highly leveraged companies with which we compete; and

     o we may be more vulnerable in the event of a downturn in the economy or a disruption in our business.

     We expect to be able to repay the balance of our indebtedness and meet our other obligations through cash generated from operations. However, we may need to obtain new credit arrangements and other sources of financing in order to meet our future obligations and working capital requirements and to fund our future capital expenditures. You should be aware that our ability to repay or refinance our outstanding debt and to fund our capital expenditures and other obligations depends on our successful financial and operating performance, including the future performance of the 151 former Hills stores that we are converting to Ames stores. We cannot assure you of our future performance, which depends upon a number of factors, many of which are beyond our control. These factors include:

     o deteriorating general economic conditions in the United States, particularly in the regions in which our stores are located;

     o decreased consumer spending, particularly among those consumers who comprise our primary customer base;

     o increased competition from other discount retailers, including major national chains, as well as from merchandise offerings on the Internet;

     o severe adverse weather conditions during the winter months, particularly during the peak Christmas holiday shopping season; and

     o failure of our merchandise suppliers to make their computer systems year 2000 compliant in a timely manner.

     These and other factors, which are discussed more fully below, could have an adverse effect on the marketability, price and future value of the notes and our ability to pay interest on and the principal of the notes.

  OUR CONVERSION, INTEGRATION AND OPERATION OF THE FORMER HILLS STORES MAY NOT SUCCEED.

     We are converting 151 of the former Hills stores to Ames stores and closing the four remaining Hills stores that we acquired. The integration of the converted Hills stores into the Ames retail chain will require substantial management, logistical and financial resources which might otherwise be devoted to our existing operations. The Hills acquisition is larger than any store acquisition that we have made under our current management and represents a 50% increase in the total number of our stores and a 50% increase in our employee work force. Although we believe our management information, merchandise purchasing and distribution systems are capable of accommodating this growth, a failure of these systems to effectively accommodate the demands of the additional stores could have a material adverse effect on our results of operations. We will have to train approximately 14,800 former Hills employees to adapt to our own operating procedures and systems. In addition, in the approximately 94 communities previously served by Hills in which we have not previously had a retail presence, we will have to establish consumer recognition of Ames as a distinct and preferred source of value and customer service superior to that previously associated with the Hills stores.

  THE HILLS ACQUISITION WILL ADVERSELY IMPACT OUR NEAR TERM RESULTS.

     Shortly after the acquisition of Hills, we began the first of a series of liquidation sales in the Hills stores and, in February 1999, we began remodeling 50 of the 151 Hills stores that we are converting to Ames stores. An additional 54 Hills stores will be converted by July 1999 and the remaining 47 stores will be converted by September 1999. A typical store conversion takes seven to eight weeks, during which the store conducts no customer business. The operation of the 155 acquired Hills stores prior to their conversion or final closure, including the liquidation of their inventory, as well as the conversion of all but four of those stores into Ames stores, will adversely affect our cash flow and net income at least through the third quarter of fiscal 1999. We expect to incur approximately $63.0 million of pre-opening expenses with respect to the 151 Hills stores that we are converting to Ames stores. We expect the Hills acquisition to have a positive impact on our cash flow and earnings beginning in the fourth quarter of fiscal 1999, but we cannot assure you that our expectations will prove to have been correct.

  WE FACE SIGNIFICANT COMPETITION FROM OTHER DISCOUNT RETAILERS.

     We operate in an extremely competitive environment. In recent years, many large discount retailers, including Hills and Caldor, have succumbed to the intense effects of competition from both national and regional chains. Although Ames is the largest regional discount retailer in the United States, we are still considerably smaller in terms of number of stores, sales and earnings than the three leading national chains: Wal-Mart, Kmart and Target Stores. Each of these chains, as well as other regional operators such as Bradlees, currently operates stores within our regional market and competes with us for customers and potential store locations. We anticipate a further increase in competition from those national discount store chains. Our merchandising focus is primarily directed to consumers who we believe are underserved by the major national chains and our merchandising strategy and smaller store size are intended to enable us to compete more effectively with these chains. Nevertheless, we remain vulnerable to the marketing power and high level of consumer recognition of the major national discount store chains.

  OUR BANK CREDIT AGREEMENT RESTRICTS OUR FLEXIBILITY.

     Our bank credit agreement contains a number of significant provisions that, among other things, restrict our ability to:

     o sell assets outside the ordinary course of business;

     o incur more indebtedness;

     o grant or incur liens on our assets;

     o repay certain indebtedness;

     o pay dividends;

     o make certain investments or acquisitions;

     o repurchase or redeem capital stock;

     o engage in mergers or consolidations; and

     o engage in certain transactions with our affiliates.

     These restrictions could hurt our ability to finance our future operations or capital needs or make acquisitions that may be in our interest. In addition, our bank credit agreement requires that we achieve a specified minimum level of consolidated earnings before interest, taxes, depreciation and amortization for the fiscal quarter ending April 29, 2000, and that for fiscal quarters beginning after April 30, 2000, we achieve a specified minimum ratio of consolidated earnings before interest, taxes, depreciation and amortization to fixed charges. Our ability to comply with these financial requirements may be affected by events beyond our control, and our inability to comply with them could result in a default under the bank credit agreement, in which event the lenders could elect to:

     o declare all our outstanding borrowings, as well as accrued interest and fees, to be due and payable;

     o require us to apply all of our available cash to repay those borrowings.

     If we were unable to repay those borrowings when due, the lenders under our bank credit facility could proceed against their collateral, which includes a first priority lien on substantially all of our assets and a first priority security interest in the capital stock of our subsidiaries. See "Description of Other Indebtedness."

  WE ARE VULNERABLE TO ADVERSE WINTER WEATHER AND REGIONAL ECONOMIC DOWNTURNS.

     Our stores, including those acquired from Hills, are concentrated in a geographic region that is subject to severe winter weather conditions. Frequent or unusually heavy snow or ice storms in our markets, particularly during the important Christmas selling season, could have a material adverse effect on our sales and earnings and could adversely impact our ability to make scheduled interest payments on our outstanding indebtedness, including the notes.

     In addition, the geographic concentration of our stores increases our vulnerability to regional economic downturns. Although we believe our emphasis on low prices and superior customer value makes us better able than most other large retailers to withstand periods of increased unemployment, we cannot assure you that we would not be materially impacted by a protracted or severe regional economic downturn.

  THE LOSS OF OUR KEY EXECUTIVES COULD HAVE A SIGNIFICANT IMPACT ON OUR COMPANY.

     Our success over the past five years has been the result of a merchandising and marketing strategy conceived and implemented by our senior management team and particularly our President and Chief Executive Officer, Joseph R. Ettore, our Executive Vice President and Chief Operating Officer, Denis T. Lemire, and our Executive Vice President and Chief Financial and Administrative Officer, Rolando de Aguiar. The loss of the services of Messrs. Ettore, Lemire and de Aguiar could have a material adverse effect on our company. We have employment agreements with these executives that continue until May 2004, May 2003 and May 2003, respectively.

  OUR ABILITY TO USE OUR NET OPERATING LOSS CARRYFORWARDS COULD BE LIMITED.

     At January 30, 1999, we had net operating loss carryforwards totalling approximately $444.0 million available to reduce our future federal income tax liabilities. This amount is exclusive of net operating loss carryforwards of Hills. Our ability to use these loss carryforwards to reduce our future federal income tax liabilities could be limited if we were to experience more than a 50% change in ownership over any three-year period, all as defined and governed by section 382 of the Internal Revenue Code. For purposes of determining if a 50% change in ownership occurs within any three-year period, any public stock offerings during that period (such as the proposed public offering of our common stock) are taken into account in accordance with applicable regulations. If the benefits of these loss carryforwards were so limited, our earnings and cash resources could be materially and adversely affected.

     In addition to Ames' loss carryforwards, Hills also has loss and tax credit carryforwards for federal income tax purposes. However, the Hills carryforwards are subject to severe limitations on their future utilization as a result of the recent change in ownership of Hills. See Note 10 to Ames' audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 30, 1999.

  SOME OF OUR VENDORS' COMPUTER SYSTEMS MAY NOT BE YEAR 2000 COMPLIANT.

     In operating our business, we are dependent on information technology and process control systems that employ computers as well as embedded microprocessors. We also depend on the proper functioning of the business systems of third parties, particularly the more than 3,200 vendors from whom we purchase the merchandise sold in our stores. Many computer systems and microprocessors can only process dates in which the year is represented by two digits. As a result, some of these systems and processors may interpret "00" incorrectly as the year 1900 instead of the year 2000, in which event they could malfunction or become inoperable after December 31, 1999. Systems and processors that can properly recognize the year 2000 are referred to as "year 2000 compliant."

     We have assessed our own business and management information systems and believe that those of our systems that are material to our operations are, or before the end of 1999 will be, year 2000 compliant, although we cannot assure you that our assessment will prove to be correct. We also have taken steps to determine whether our principal vendors are or expect to be year 2000 compliant by the end of this year. Based on our inquiries, we are reasonably comfortable that our major vendors, whose products collectively account for approximately 80% of our sales, are or will be year 2000 compliant. However, we cannot assure you of the year 2000 compliance of the remaining vendors who do business with us, and it is possible that a number of those vendors may encounter problems with their systems after the end of this year. If, however, one or more of these vendors is unable to produce or ship merchandise to us as a result of a computer system malfunction, we believe that there are adequate alternative sources for similar merchandise.

FACTORS RELATING TO THE NOTES

  OUR SECURED LENDERS HAVE A PRIOR CLAIM ON OUR ASSETS.

     The old notes are and the new notes will be senior obligations of Ames and that rank equally with approximately $50.9 million of outstanding 12 1/2% Senior Notes due 2003 previously issued by Hills and assumed by us as a consequence of the Hills acquisition. However, the notes are not secured by any of our assets. The lenders under our bank credit facility, which permits up to $650.0 million of borrowings from time to time on a revolving basis through June 2002, have liens on the outstanding shares of our subsidiaries, our inventory, accounts receivable, headquarters building and other major assets. Therefore, these lenders, and the holders of any other secured debt that we may incur in the future, will have claims with respect to our assets that are prior to the claims of holders of the notes.

  OUR HOLDING COMPANY STRUCTURE MAY LIMIT YOUR RECOURSE TO OUR ASSETS.

     Substantially all of our operating assets, including our merchandise inventories and leasehold interests in our stores, are held in subsidiaries and we will rely principally on cash generated from the operations of those subsidiaries to pay the principal of and interest on the notes. Your right as a holder of notes to participate in the assets of any subsidiary upon its liquidation or reorganization will be effectively junior to the claims of that subsidiary's own creditors, including the lenders under our bank credit facility and trade creditors, whether or not their claims are secured by liens on those assets, particularly if the guarantees of the notes are voided as described below.

  THE GUARANTEES OF THE NOTES BY OUR SUBSIDIARIES MAY BE INADEQUATE.

     Although each of our subsidiaries has guaranteed our obligation to pay the notes, the available assets of those subsidiaries may be insufficient for these purposes. Those subsidiaries are direct borrowers under, or guarantors of, our bank credit facility and the lenders under that facility have liens on most of their assets. Accordingly, as is the case with Ames itself, these lenders will have claims with respect to the assets of our subsidiaries that are prior to the claims of holders of the notes.

  FEDERAL AND STATE STATUTES PERMIT COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE THE RETURN OF PAYMENTS RECEIVED FROM GUARANTORS.

     Under the U.S. Bankruptcy Code and comparable provisions of state fraudulent transfer laws, a court has the power to void a guarantee, or to subordinate claims in respect of a guarantee to all other debts of the guarantor, if, among other things, at the time the guarantor incurred the indebtedness evidenced by its guarantee, it received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee, and either

     o was insolvent or rendered insolvent by reason of that incurrence; or

     o was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

     o intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts mature.

In addition, the court may void any payment by that guarantor pursuant to its guarantee and require the return of that payment to the guarantor or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for these purposes will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     o the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

     o the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     o it could not pay its debts as they become due.

     On the basis of our historical financial results, recent operating history and other factors, we believe that each subsidiary that has guaranteed the notes, after giving effect to that guarantee, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay as those debts mature. However, we cannot assure you of the particular standard that might be applied by a court in making its determinations or that a court would agree with our conclusions in this regard.

  WE MAY NOT BE ABLE TO PURCHASE YOUR NOTES UPON A CHANGE OF CONTROL.

     Upon the occurrence of specified change of control events, we are required to offer to purchase each holder's notes at a price of 101% of their principal amount plus accrued interest. We may not have sufficient financial resources to purchase all of the notes that holders may tender to us upon a change of control. The occurrence of a change of control would also constitute an event of default under our bank credit agreement. Our bank lenders also have the right to prohibit any such purchase, in which event we would be in default on the notes. In addition, important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "change of control" under the terms of the indenture governing the notes. See "Description of the New Notes--Repurchase at the Option of Holders."

  YOU MAY NOT BE ABLE TO SELL YOUR NOTES EASILY.

     There is no established trading market for the notes and we cannot assure you that an active or liquid trading market will develop for the notes or any new notes that may be issued in exchange for the notes. Each initial purchaser has advised us that it currently intends to make a market in the notes and the new notes that may be issued in exchange for the notes. However, the initial purchasers are not obligated to do so and may discontinue their market-making activities at any time without notice. The notes are expected to be eligible for trading in The PORTALSM Market, a subsidiary of The Nasdaq Stock Market, Inc. However, we do not intend to apply for listing of the notes, or the new notes that may be issued in exchange for the notes, on any securities exchange or automated dealer quotation system. The liquidity of any market for the notes will depend upon the number of holders of the notes, our own financial performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors.

  MARKET TRADING PRICES FOR THE NOTES MAY BE VOLATILE.

     Historically, the market for high-yield debt securities, such as the notes, has been subject to disruptions that have caused substantial volatility in the prices of those securities. The trading price of the notes also could fluctuate in response to such factors as period-to-period variations in our operating results, developments in the retailing industry in general and the discount retailing industry in particular, and changes in securities analysts' recommendations regarding our securities.

  LEGAL RESTRICTIONS ON THE TRANSFER OF THE NOTES MAY LIMIT THEIR LIQUIDITY.

     The notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except to qualified institutional buyers in accordance with Rule 144A under the Securities Act or pursuant to another exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. These restrictions on transfer of the notes are described in greater detail in the "Notice to Investors" section of this prospectus.

                                USE OF PROCEEDS

     This exchange offer does not involve the sale of securities for cash and, accordingly, we will not receive any proceeds from the issuance of the new notes in exchange for the old notes. The net proceeds from the sale of old notes were approximately $193.4 million, after deducting the discount to the initial purchasers and other offering expenses that were payable by us. We used these monies to reduce outstanding borrowings under our bank credit facility. We used a portion of those borrowings to finance the Hills and Caldor acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included in our Annual Report on Form 10-K for the fiscal year ended January 30, 1999 and "Description of Other Indebtedness" included elsewhere in this prospectus.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of May 1, 1999. Our capitalization is presented on a pro forma basis to reflect the recent sale of
5.1 million shares of our common stock and the application of the net proceeds therefrom. You should read this capitalization table in conjunction with the unaudited consolidated condensed financial statements and accompanying notes and the information included in our Quarterly Report on Form 10-Q for the period ended May 1, 1999.

                                                                                                    PRO FORMA
                                                                                                AS OF MAY 1, 1999
                                                                                                   (UNAUDITED)
                                                                                              ----------------------
                                                                                              (DOLLARS IN MILLIONS)
Cash and temporary investments.............................................................          $  150.8
                                                                                                     --------
                                                                                                     --------

Current maturities of long-term debt.......................................................          $   17.8
                                                                                                     --------
                                                                                                     --------
Long-term debt:
     Bank credit facility..................................................................          $     --
     12.5% Senior Notes due 2003...........................................................              50.9
     10% Senior Notes due 2006.............................................................             200.0
     Capital lease and financing obligations...............................................             184.9
                                                                                                     --------
          Total long-term debt.............................................................             435.8
                                                                                                     --------
Stockholders' equity:
     Preferred stock--authorized 3,000,000 shares; no shares issued or outstanding.........                --
     Common stock--authorized 40,000,000 shares; 29,137,949 shares issued and outstanding,
      pro forma............................................................................               0.3
     Additional paid-in capital............................................................             424.2
     Treasury stock--at cost--79,495 shares of common stock................................              (0.9)
     Retained earnings.....................................................................              61.6
                                                                                                     --------
          Total stockholders' equity.......................................................             485.2
                                                                                                     --------
            Total capitalization...........................................................          $  921.0
                                                                                                     --------
                                                                                                     --------

                       UNAUDITED PRO FORMA FINANCIAL DATA

     The following unaudited pro forma combined condensed consolidated statement of operations data have been derived from the audited consolidated financial statements of Ames for the fiscal year ended January 30, 1999, which include the results of Hills for the month of January 1999, and from the unaudited consolidated statement of operations of Hills for the 11 months ended December 31, 1998. The pro forma data give effect to the Hills acquisition as if it had occurred at the beginning of the fiscal year ended January 30, 1999.

     The pro forma data reflect pro forma adjustments that are based upon available information and certain assumptions that Ames believes are reasonable. These data are provided for informational purposes only and are not necessarily indicative of what Ames' actual results of operations would have been had the Hills acquisition been consummated at the beginning of fiscal 1998, or the results of operations Ames may obtain in the future. In preparing these pro forma data, Ames has utilized what it believes are reasonable methods to conform the bases of presentation of Ames' and Hills' historical financial statements. The Hills acquisition has been accounted for by the purchase method of accounting. The purchase price has been allocated to assets acquired and liabilities assumed based on a preliminary determination of respective fair market values at the date of acquisition and is subject to adjustment. Ames does not expect that differences between the preliminary and final allocations will have a material impact on Ames' pro forma results of operations.

     You should read the following table in conjunction with the historical audited consolidated financial statements and accompanying notes of Ames and Hills incorporated by reference in this prospectus and with the information contained in Ames' Annual Report on Form 10-K for the fiscal year ended January 30, 1999.

  UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FISCAL YEAR ENDED JANUARY 30, 1999
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                        HILLS
                                                AMES                11 MONTHS ENDED        PRO FORMA         PRO FORMA
                                           FISCAL YEAR ENDED        DECEMBER 31, 1998      ADJUSTMENTS         TOTAL
                                           JANUARY 30, 1999          (UNAUDITED)           (UNAUDITED)       (UNAUDITED)
                                           ---------------------    -------------------    -----------       -----------
Net sales...............................         $ 2,507.2               $ 1,624.0            $  --           $ 4,131.2
Cost of merchandise sold................           1,786.2                 1,214.9             (9.6)(a)         2,991.5
Selling, general and administrative
  expenses..............................             660.6                   376.5             20.0 (b)         1,057.1
Depreciation and amortization expense,
  net...................................              14.5                    43.9              7.2 (c)(d)         65.6
Other (income) expense..................             (22.0)                     --            (10.4)(b)           (32.4)(e)
Interest expense, net...................              15.3                    49.2             (6.9)(f)            57.6
                                                 ---------               ---------            -----           ---------
Income (loss) before income taxes.......              52.6                   (60.5)            (0.3)               (8.2)
Income tax (provision) benefit..........             (18.8)                  (49.6)            21.7 (g)           (46.7)
                                                 ---------               ---------            -----           ---------
Net income (loss).......................         $    33.8               $  (110.1)           $21.4           $   (54.9)(h)
                                                 ---------               ---------            -----           ---------
                                                 ---------               ---------            -----           ---------
Net loss per common share:
  Basic and diluted net loss per common
     share..............................                                                                      $   (2.39)(h)
                                                                                                              ---------
                                                                                                              ---------
  Shares outstanding used in basic and
     diluted net loss per common share
     calculation (000s).................                                                                         23,010
                                                                                                              ---------
                                                                                                              ---------

------------------
(Footnotes appear on following page.)

------------------
Footnotes:

(a) Approximately $9.6 million of Hills' buying expenses have been reclassified from cost of merchandise sold to selling, general and administrative expenses to conform to Ames' presentation. See footnote (b) below.

(b) Certain items of Hills' income have been reclassified from, and certain of Hills' expenses have been reclassified to, selling, general and administrative expense to conform to Ames' presentation as follows:

                                                           FISCAL YEAR
                                                              ENDED
                                                           JANUARY 30, 1999
                                                           ----------------
                                                            (IN MILLIONS)
Leased department income reclassified to
  leased department and other income....................
                                                                $ 10.4
Buying expenses reclassified from cost of
  merchandise sold......................................           9.6
                                                                ------
     Total adjustments..................................        $ 20.0
                                                                ------
                                                                ------

 (c) Depreciation and amortization expense, net has been adjusted to reflect the fair market revaluation of Hills' capital leases and beneficial lease rights.

(d) Hills' amortization of reorganization value in excess of revalued assets has been eliminated and amortization of purchase price in excess of assets acquired has been added, using a 25 year amortization period.

 (e) Other income presented is net of Ames' store closing charges of $8.2 million.

 (f) Interest expense has been adjusted as follows:

                                                           FISCAL YEAR
                                                              ENDED
                                                           JANUARY 30, 1999
                                                           ----------------
                                                            (IN MILLIONS)
Interest eliminated on the $144.1 million of Hills'
  12 1/2% Senior Notes purchased by Ames................        $(16.7)
The elimination of amortized fees on the previous
  revolving credit facilities of each of Hills and Ames
  offset by the amortization of fees associated with
  Ames' new bank credit facility........................          (0.5)
Additional interest costs recorded relating to the
  purchase of Hills.....................................          11.1
Change in interest on revalued debt.....................          (0.8)
                                                                ------
     Total adjustments..................................        $ (6.9)
                                                                ------
                                                                ------

(g) Income taxes were adjusted to record a benefit on the pro forma combined loss at Ames' historical rate, offset by a write-down of Hills deferred tax assets of approximately $49.6 million (which is net of a reversal of approximately $5.9 million of accrued tax liabilities). This net deferred tax assets write-down was previously recorded by Hills, as of October 1998, because Hills' management determined that these tax assets were not realizable and, accordingly, recorded a write-down of the assets as a component of the tax provision. The impact of recording the write-down of these tax assets has not been eliminated for pro forma purposes.

(h) The pro forma net loss reflects the previously recorded write-down of Hills' net deferred tax assets as discussed in note (g). Excluding the write-down of the Hills net deferred tax assets recorded as of October 31, 1998, pro forma net loss and basic and diluted net loss per common share would have been $5.3 million, and $0.23, respectively.

                       DESCRIPTION OF OTHER INDEBTEDNESS

BANK CREDIT FACILITY

     Ames and three of its principal subsidiaries are parties to a credit agreement with a syndicate of banks and other financial institutions for which Bank of America NT&SA acts as administrative agent. The credit agreement provides for a $650.0 million revolving credit facility, including a $150 million sub-limit for standby letters of credit, and expires June 30, 2002. Borrowings bear interest at variable rates based on a margin over the administrative agent's base rate or LIBOR. Ames also pays commitment fees on the unused portions of the credit facility. The weighted average interest rate on Ames' outstanding borrowings for the quarter ended May 1, 1999 was 7.7%.

     Ames' obligations under the credit agreement are secured by liens on the outstanding shares of the stock of its subsidiaries, all of Ames' inventory, accounts receivable, headquarters building, other real properties and other major assets. Additionally, Ames and each of Ames' direct and indirect subsidiaries unconditionally guarantee the obligations of the Ames subsidiaries that are the borrowers under the credit agreement.

     The credit agreement provides for various covenants that are customary for facilities of this type, including, but not limited to, negative covenants regarding the incurrence of additional indebtedness, asset sales, dividends and purchases of stock, transactions with affiliates, the incurrence of liens, the repayment of certain indebtedness, the making of certain investments or acquisitions, and mergers and consolidations, as well as the maintenance of various financial ratios.

     Other than a covenant requiring Ames to maintain a minimum availability level of $100.0 million at all times during 1999 and thereafter, the financial ratio covenants will not be applicable until the fiscal year beginning
January 30, 2000. These covenants include, but are not limited to, achieving a specified minimum level of consolidated earnings before interest, taxes, depreciation and amortization for the fiscal quarter ending April 29, 2000 and achieving a specified minimum ratio of consolidated earnings before interest, taxes, depreciation and amortization to fixed charges for fiscal quarters beginning after April 30, 2000.

     As of May 29, 1999, no borrowings (exclusive of letters of credit) were outstanding under the credit agreement.

12 1/2% SENIOR NOTES DUE 2003

     In connection with the Hills acquisition, Ames succeeded to approximately $50.9 million of 12 1/2% Senior Notes due 2003 that previously were obligations of Hills. Concurrent with the acquisition, the indenture relating to these notes was amended to delete all restrictive and financial covenants relating to such notes. These notes cannot be redeemed by Ames prior to maturity.

                                 THE EXCHANGE OFFER

PURPOSE AND EFFECT

     We issued the old notes on April 27, 1999 in a private placement. In connection with this issuance, we entered into a registration rights agreement which requires that we file a registration statement under the Securities Act with respect to the registered notes that we are issuing in the exchange offer and, upon the effectiveness of the registration statement, offer to you the opportunity to exchange your notes for a like principal amount of registered notes. We will issue registered notes without a restrictive legend and, except as set forth below, they may be reoffered and resold by you without registration under the Securities Act. After we complete the exchange offer, our obligations with respect to the registration of the old notes and the registered notes will terminate, except as provided in the last paragraph of this section. A copy of the indenture relating to the notes and the registration rights agreement have been filed as exhibits to the registration statement of which this prospectus is a part. As a result of the filing and the effectiveness of the registration statement, of which this prospectus is a part assuming we complete the exchange offer by October 24, 1999, certain prospective increases in the interest rate on the old notes provided for in the registration rights agreement will not occur.

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, if you are not our "affiliate" within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to in the next paragraph, we believe that you may offer for resale, resell or otherwise transfer the registered notes that we are issuing to you in the exchange offer, without compliance with the registration and prospectus delivery provisions of the Securities Act. This interpretation, however, is based on your representation to us that:

          (1) the registered notes that we are issuing to you in the exchange offer are acquired in the ordinary course of your business;

          (2) you are not engaging in and do not intend to engage in a distribution of the registered notes that we are issuing to you in the exchange offer; and

          (3) you have no arrangement or understanding with any person to participate in the distribution of the registered notes that we are issuing to you in the exchange offer.

     If you tender in the exchange offer for the purpose of participating in a distribution of the registered notes that we are issuing to you in the exchange offer, you cannot rely on this interpretation by the staff of the Commission. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives registered notes in the exchange offer for its own account in exchange for old notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those registered notes. See "Plan of Distribution."

     If you will not receive freely tradeable registered notes in the exchange offer or are not eligible to participate in the exchange offer, you can elect, by indicating on the letter of transmittal and providing the additional necessary information, to have your old notes registered in a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act. In the event that we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective for a period of two years or for a shorter period that will terminate when all of the old notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. Other than as set forth in this paragraph, you will not have the right to require us to register your old notes under the Securities Act. See "--Procedures for Tendering."

CONSEQUENCES OF FAILURE TO EXCHANGE

     After we complete the exchange offer, if you have not tendered your old notes, you will not have any further registration rights, except as set forth above. Your old notes will continue to be subject to various restrictions on transfer. Therefore, the liquidity of the market for your old notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. After the trustee authenticates the registered notes, we will issue $1,000 principal amount of registered notes in exchange for each $1,000 principal amount of old notes we accept in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount.

     The form and terms of the registered notes are substantially the same as the form and terms of the old notes, except that the registered notes that we are issuing in the exchange offer have been registered under the Securities Act and will not bear legends restricting their transfer. We will issue the registered notes pursuant to, and they will be entitled to the benefits of, the indenture. The indenture also governs the old notes. The registered notes and the old notes will be deemed one issue of notes under the indenture.

     As of the date of this prospectus, $200.0 million aggregate principal amount of the old notes is outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the old notes. You do not have any appraisal or dissenters' rights in connection with the exchange offer under the General Corporation Law of the State of Delaware or the indenture. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated under the Exchange Act.

     We will be deemed to have accepted validly tendered old notes when, as, and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will receive the new notes from us and deliver them to the tendering holders. If we do not accept any tendered notes because of an invalid tender, the occurrence of various other events set forth in this prospectus or otherwise, we will return certificates for any unaccepted old notes of our cost, to the tendering holder as promptly as practicable after the expiration date.

     You will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer Taxes," transfer taxes with respect to the exchange of your old notes in the exchange offer. We will pay all charges and expenses, other than specific applicable taxes, in connection with the exchange offer. See "--Fees and Expenses" below.

EXPIRATION DATE; AMENDMENTS

     The exchange offer will expire at 5:00 p.m., New York City time, on
                        , 1999, unless we determine, in our sole discretion, to extend the exchange offer, in which case, it will expire at the later date and time to which it is extended. We do not intend to extend the exchange offer, although we reserve the right to do so. If we determine to extend the exchange offer, we do not intend to extend it beyond October 24, 1999. If we extend the exchange offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

     We also reserve the right, in our sole discretion,

          (1) to delay accepting any old notes or, if any of the conditions set forth below under "--Conditions" have not been satisfied or waived, to terminate the exchange offer; or

          (2) to amend the terms of the exchange offer in any manner, by giving oral or written notice of such delay or termination to the exchange agent, and by complying with Rule 14e-l(d) under the Exchange Act to the extent that rule applies.

     We acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to pay the consideration offered, or return the old notes surrendered for exchange, promptly after the termination or withdrawal of the exchange offer. We will notify you as promptly as we can of any extension, termination or amendment.

PROCEDURES FOR TENDERING

     BOOK-ENTRY INTERESTS

     The old notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

     If you hold your old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date either:

          (1) a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

          (2) a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

     In addition, in order to deliver old notes held in the form of book-entry interests:

          (1) a timely confirmation of book-entry transfer of such notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described below under "--Book-Entry Transfer" must be received by the exchange agent prior to the expiration date; or

          (2) you must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OLD NOTES TO US. YOU MAY REQUEST THAT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     CERTIFICATED OLD NOTES

     Only registered holders of certificated old notes may tender those notes in the exchange offer. If your old notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "--Exchange Agent." In addition, in order to validly tender your certificated old notes:

          (1) the certificates representing your old notes must be received by the exchange agent prior to the expiration date; or

          (2) you must comply with the guaranteed delivery procedures described below.

     PROCEDURES APPLICABLE TO ALL HOLDERS

     If you tender an old note and you do not withdraw the tender prior to the expiration date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

          (A) old notes tendered in the exchange offer are tendered either

             (1) by a registered holder who has not completed the box entitled
                 "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

             (2) for the account of an eligible institution; and

          (B) the box entitled "Special Registration Instructions" on the letter of transmittal has not been completed.

     If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by an eligible financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

     If the letter of transmittal is signed by a person other than you, your old notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those old notes.

     If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

     We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. This determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

     You must cure any defects or irregularities in connection with tenders of your old notes within the time period we will determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your notes will be returned to you if:

          (1) you improperly tender your old notes;

          (2) you have not cured any defects or irregularities in your tender;
     and

          (3) we have not waived those defects, irregularities or improper tender.

The exchange agent will return your notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.

     In addition, we reserve the right in our sole discretion to:

          (1) purchase or make offers for, or offer registered notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer;

          (2) terminate the exchange offer; and

          (3) to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases or offers could differ from the terms of the exchange offer.

     By tendering, you will represent to us that, among other things:

          (1) the registered notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business;

          (2) you are not engaging in and do not intend to engage in a distribution of the registered notes that you are acquiring in the exchange offer;

          (3) you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes that you are acquiring in the exchange offer; and

          (4) you are not our "affiliate," as defined under Rule 405 of the Securities Act.

     In all cases, we will issue registered notes for old notes that are accepted for exchange in the exchange offer only after timely receipt of the following by the exchange agent.

          (1) certificates for your old notes or a timely book-entry confirmation of your old notes into the exchange agent's account at DTC;

          (2) a properly completed and duly executed letter of transmittal, or a computer-generated message instead of the letter of transmittal; and

          (3) all other required documents. If we do not accept any tendered old notes for any reason set forth in the terms and conditions of the exchange offer or if you submit old notes for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged old notes without expense to you. In addition, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, we will credit the non-exchanged old notes to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

     GUARANTEED DELIVERY PROCEDURES

     If you desire to tender your old notes and your old notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

          (1) you tender through an eligible financial institution;

          (2) on or prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

          (3) the exchange agent receives the certificates for all certificated old notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

     You may send the notice of guaranteed delivery by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

          (1) your name and address;

          (2) the amount of old notes you are tendering; and

          (3) a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

             (A) the certificates for all certificated old notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

             (B) a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal;
                 and

             (C) any other documents required by the letter of transmittal.

BOOK-ENTRY TRANSFER

     The exchange agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

     If one of the following situations occur:

          (1) you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the exchange agent's account at DTC; or

          (2) you cannot deliver all other documents required by the letter of transmittal to the exchange agent prior to the expiration date,

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

WITHDRAWAL RIGHTS

     You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

     The notice of withdrawal must:

          (1) state your name;

          (2) identify the specific old notes to be withdrawn, including the certificate number or numbers and the principal amount of withdrawn notes;

          (3) be signed by you in the same manner as you signed the letter of transmittal when you tendered your old notes, including any required signature guarantees or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the old notes into your name; and

          (4) specify the name in which the old notes are to be registered, if different from yours.

     We will determine all questions regarding the validity, form, and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

CONDITIONS

     Notwithstanding any other provision of the exchange offer and subject to our obligations under the registration rights agreement, we will not be required to accept for exchange, or to issue registered notes in exchange for, any old notes and may terminate or amend the exchange offer, if at any time before the acceptance of any old notes for exchange any of the following events occur:

          (1) any injunction, order or decree is issued by any court or any governmental agency that prohibits, prevents or otherwise materially impairs our ability to proceed with the exchange offer; or

          (2) the exchange offer violates any applicable law or any applicable interpretation of the staff of the Commission.

     These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any old notes tendered, and we will not register any notes that we will issue in exchange for any of those old notes, if at the time the notes are tendered any stop order is threatened by the Commission or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939.

     The exchange offer is not conditioned on any minimum principal amount of old notes being tendered for exchange.

EXCHANGE AGENT

     We have appointed The Chase Manhattan Bank as exchange agent for the exchange offer. You should direct questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents to the exchange agent addressed as follows:

                    By Registered or Certified Mail, by Hand
                            or by Overnight Courier:

                            The Chase Manhattan Bank
                           Attention: Mary Lou Bessey
                  c/o Chase National Corporate Services, Inc.
                           Corporate Trust Department
                               73 Tremont Street
                          Boston, Massachusetts 02106

By Facsimile: (617) 557-6551                        By Telephone: (617) 557-6553

     The exchange agent also acts as trustee under the indenture.

FEES AND EXPENSES

     We will not pay brokers, dealers, or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person or by telephone by our officers and employees.

     We will pay the estimated cash expenses to be incurred in connection with the exchange offer. We estimate that these expenses will be approximately $250,000 in the aggregate, which includes fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.

TRANSFER TAXES

     You will not be obligated to pay any transfer taxes in connection with a tender of your old notes for exchange unless you instruct us to register registered notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

ACCOUNTING TREATMENT

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the registered notes under generally accepted accounting principles.

                          DESCRIPTION OF THE NEW NOTES

     You can find the definitions of certain terms used in this description under the sudheading "Defined Terms." In this section, the words "we," "our," "our company" and "us" refer only to Ames Department Stores, Inc., as a separate entity, and do not include any of our subsidiaries.

     We will issue the new notes under the indenture we entered into with The Chase Manhattan Bank, as trustee in connection with the issuance of the old notes. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

     The following description of the new notes is only a summary of the material provisions of the indenture. We urge you to read the indenture because that document, and not this description, defines your rights as holders of the new notes. You may obtain a copy of the indenture by following the procedures set forth under "Where You Can Find More Information."

     Any reference to "notes" in this section refers to both old notes and new notes, unless the context otherwise requires.

BRIEF DESCRIPTION OF THE NEW NOTES AND THE GUARANTEES

     The new notes:

        o are our senior unsecured obligations;
        o rank equally in right of payment with all of our senior unsecured debt;
        o rank senior in right of payment to all of our subordinated debt;
        o are effectively junior to all of our secured obligations, including obligations under our bank credit facility, to the extent of the collateral securing those obligations; and
        o are unconditionally guaranteed by our existing subsidiaries.

     The guarantees:

        o are senior unsecured obligations of each guarantor;
        o rank equally in right of payment with senior unsecured debt of each guarantor;
        o rank senior in right of payment to subordinated debt of each guarantor; and
        o are effectively junior to the secured obligations of each guarantor, to the extent of the collateral securing those obligations.

     The new notes are guaranteed by each of Ames' existing subsidiaries. Future subsidiaries of Ames will be required to guarantee the new notes under the circumstances described below under the caption "--Certain Covenants--Additional Subsidiary Guarantees."

     We will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture and will not guarantee the new notes. See "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries." In the event of a bankruptcy, liquidation or reorganization of any subsidiary that is not a guarantor of the new notes, that subsidiary will pay the holders of its debts and its trade creditors before it will be able to distribute any of its assets to us.

PRINCIPAL, MATURITY AND INTEREST

     We will issue new notes with a maximum aggregate principal amount of $200 million in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on April 15, 2006.

     Interest on the new notes will accrue at the rate of 10% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 1999. We will make each interest payment to those holders of the new notes who were holders of record on the immediately preceding April 1 and October 1.

     Interest on the new notes will accrue from April 27, 1999 or, if interest has already been paid, from the date it was most recently paid. If you tender your old notes and they are accepted for exchange, you will receive accrued interest on your old notes to, but not including, the date of issuance of the new notes. This interest will be payable with the first interest payment on the new notes and you will not receive any payment in respect of interest on your old notes accrued after the issuance of such new notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     We are permitted by the indenture to issue, on one or more occasions, additional notes having substantially identical terms and conditions to the old notes and new notes. However, the maximum aggregate principal amount of these additional notes may not exceed $75.0 million. Any issuance of additional notes will be subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The old notes, new notes and any additional notes will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, in this description of the new notes, reference to the notes includes any additional notes that we may issue.

FORM OF NEW NOTES

     The certificates representing the new notes will be issued in fully registered form, without coupons. Except as described in the next paragraph, the new notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee, in the form of a global note. Holders of the new notes will own book-entry interests in the global note evidenced by records maintained by DTC.

     Book-entry interests may be exchanged for certificated notes of like tenor and equal aggregate principal amount, if:

          (1) DTC notifies us that it is unwilling or unable to continue as depositary for the global securities or DTC at any time ceases to be a clearing agency registered under the Exchange Act;

          (2) we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the trustee instructions to that effect; or

          (3) a default has occurred that entitles the holders of the notes to accelerate their maturity and that default is continuing.

     As of the date of this prospectus, no certificated notes are issued and outstanding.

METHODS OF RECEIVING PAYMENTS ON THE NEW NOTES

     If a registered holder of the new notes gives us wire transfer instructions, we will make all principal, premium, if any, and interest payments on those notes in accordance with those instructions. All other payments on the new notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NEW NOTES

     The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to you.

     TRANSFER AND EXCHANGE

     You may transfer or exchange your notes in accordance with the indenture. The registrar and the trustee may require you to furnish, among other things, appropriate endorsements and transfer documents and we may require you to pay any taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any note selected for redemption. We also are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

     The registered holder of a new note will be treated as the owner of the new note for all purposes.

SUBSIDIARY GUARANTEES

     The Guarantors will jointly and severally guarantee our obligations under the new notes. Each Subsidiary Guarantee will rank equally in right of payment with all existing and future senior indebtedness of that Guarantor, including under the Credit Agreement. Each Subsidiary Guarantee will also be senior in right of payment to any future subordinated indebtedness of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. For information with respect to the meaning and consequences of a fraudulent conveyance, we refer to you to the discussion under the heading "Factors Relating to the Notes" in the "Risk Factors" section of this prospectus.

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not that Guarantor is the surviving person), another person, other than our company or another Guarantor, unless:

          (1) immediately after giving effect to that transaction, no default or event of default under the indenture exists; and

          (2) either:

             (a) the person acquiring the Guarantor's assets in that transaction or the person formed by or surviving the consolidation or merger with the Guarantor assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the trustee; or

             (b) the Net Proceeds of that transaction are applied in accordance with the "Asset Sale" provisions of the indenture.

     The Subsidiary Guarantee of a Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor to a person that is not (either before or after giving effect to that transaction) our subsidiary, if the Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sale" provisions of the indenture;

          (2) in connection with any sale of all of the Capital Stock of a Guarantor to a person that is not (either before or after giving effect to that transaction) our subsidiary, if we apply the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the indenture;

          (3) upon legal defeasance or covenant defeasance; or

          (4) if we properly designate any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

OPTIONAL REDEMPTION

     On any one or more occasions prior to April 15, 2002, we may redeem notes at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

          (1) no more than 35% of the aggregate principal amount of the notes issued under the indenture may be redeemed during this period;

          (2) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of each redemption, excluding notes held by us and our subsidiaries; and

          (3) each redemption, if any, must occur within 60 days of the date of the closing of the related Public Equity Offering.

     Except as noted in the preceding paragraph, we will not have the right to redeem the notes prior to April 15, 2003.

     After April 15, 2003, we may redeem all or any portion of the notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

YEAR                                                             PERCENTAGE
--------------------------------------------------------------   ----------

2003..........................................................     105.00%
2004..........................................................     102.50%
2005..........................................................     100.00%

together in each case with accrued and unpaid interest if any, to the applicable redemption date.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     If a Change of Control occurs, you will have the right to require us to purchase all or any part, equal to $1,000 or an integral multiple of $1,000, of your notes on the date specified in the Change of Control notice, which may not be earlier than 30 days nor later than 60 days from the date the Change of Control notice is mailed. In the Change of Control offer, we will offer cash equal to 101% of the aggregate principal amount of the notes purchased plus accrued and unpaid interest and Liquidated Damages, if any, to the payment date. Within ten days following any Change of Control, we will mail a notice to you describing the transaction or transactions that constitute the Change of Control and offering to repurchase your notes on the payment date specified in the Change of Control notice.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and all other applicable securities laws and regulations in connection with the repurchase of the notes as a result of a Change of Control. If the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will comply with the applicable securities laws and regulations and by so doing will not be deemed to have breached our obligations under the Change of Control provisions of the indenture.

     On the Change of Control payment date, we will, to the extent lawful:

          (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control offer;

          (2) deposit with the paying agent an amount equal to the purchase price for all notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the trustee the notes to be repurchased together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being repurchased by us.

     The paying agent will promptly mail to each holder of tendered notes the Change of Control payment for those notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple thereof.

     We will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control payment date.

     The provisions described above that require us to make a Change of Control offer will be applicable regardless of whether or not any other provisions of the indenture are applicable. The indenture does not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction that does not involve a Change of Control.

     The Credit Agreement currently prohibits us from purchasing any notes, and also provides that certain change of control events with respect to our company would constitute a default under the Credit Agreement. Any future credit agreements or other agreements relating to indebtedness to which we become a party may contain similar provisions. If a Change of Control occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our senior lenders to the purchase of notes or could attempt to refinance the borrowings under the agreement containing the prohibition. If we do not obtain that consent or repay those borrowings we will continue to be prohibited from purchasing notes. Our failure to purchase tendered notes because of that prohibition would constitute an event of default under the indenture, which in turn, would constitute a default under the Credit Agreement.

     We will not be required to make a Change of Control offer upon a Change of Control if a third party offers to purchase the notes in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control offer by us and that third party purchases all notes validly tendered to it in response to that offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of our company and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require us to purchase your notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of our company and its subsidiaries taken as a whole to another person or group may be uncertain.

  ASSET SALES

     The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) we or a Restricted Subsidiary receive consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) the fair market value is determined by our company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the trustee; and

          (3) at least 75% of the consideration therefor received by us or a Restricted Subsidiary is in the form of cash or Cash Equivalents.

     For purposes of this provision, each of the following shall be deemed to be cash:

          (1) any liabilities of our company or a Restricted Subsidiary, as shown on its most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of the assets pursuant to a customary novation agreement that releases the transferor from further liability;

          (2) any securities, notes or other obligations received from the transferee that are contemporaneously, subject to ordinary settlement periods, converted by us or a Restricted Subsidiary into cash, to the extent of that cash; and

          (3) Additional Assets received in an exchange-of-assets transaction.

     Within 360 days after the receipt by us or a Restricted Subsidiary of any Net Proceeds from an Asset Sale, we may apply those Net Proceeds at our option:

          (1) to repay permanently Indebtedness that ranks equally with the notes in right of payment and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce the lenders' commitments with respect thereto;

          (2) to acquire all or substantially all of the assets or a majority of the Voting Stock of another company that is engaged in a Permitted Business;

          (3) to make a capital expenditure in a Permitted Business; or

          (4) to acquire Additional Assets; provided that we will have complied with this clause (4) if, within 360 days of the Asset Sale, we have entered into an agreement covering the acquisition which is thereafter completed within 180 days after the date of the agreement.

     Pending the final application of the Net Proceeds, we may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, we will make an Asset Sale offer to you, as well as all holders of other Indebtedness that ranks equally with the notes in right of payment and that has the benefit of provisions requiring us to make a similar offer, to purchase the maximum principal amount of notes and the other Indebtedness that may be purchased out of the Excess Proceeds. The offer price will be equal to 100% of the principal amount of notes and other Indebtedness to be purchased, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. We may use any Excess Proceeds remaining after consummation of an Asset Sale offer for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other Indebtedness tendered into an Asset Sale offer exceeds the amount of Excess Proceeds, the trustee shall select the notes and other Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and other Indebtedness so tendered. Upon completion of each Asset Sale offer, the amount of Excess Proceeds shall be reset at zero.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and all other applicable securities laws and regulations in connection with each purchase of notes pursuant to an Asset Sale offer. If the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the indenture, we will comply with the applicable securities laws and regulations and by so doing will not be deemed to have breached our obligations under the Asset Sale provisions of the indenture.

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

          (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2) if the notes are not so listed, on a pro rata basis, by lot or by any other method that the trustee deems fair and appropriate.

     We will only redeem notes of $1,000 or whole multiples thereof. We will mail a notice of redemption by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

     If only a portion of the principal amount of a note is to be redeemed, we will state the portion to be redeemed in the notice of redemption and we will issue to the holder a new note in principal amount equal to the unredeemed portion of the original note upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will no longer accrue on notes or portions of them called for redemption.

MATERIAL COVENANTS

  RESTRICTED PAYMENTS

     The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of our or any Restricted Subsidiaries' Equity Interests (including, without limitation, any distribution, dividend or payment in connection with any merger or consolidation involving our company or any Restricted Subsidiaries) or to the direct or indirect holders of our or any Restricted Subsidiaries' Equity Interests in their capacity as such, except for dividends or distributions that are payable in Equity Interests (other than Disqualified Stock) of our company or payable to us or our Restricted Subsidiary; or

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving our company) any Equity Interests of our company, any of our Restricted Subsidiaries or any direct or indirect parent of our company; or

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except the scheduled payment of interest and Liquidated Damages, if any, or principal and premium, if any, at the Stated Maturity thereof; or

          (4) make any Restricted Investment;

(all payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to that Restricted Payment:

          (1) no default or event of default under the indenture shall have occurred and be continuing or would occur as a consequence thereof; and

          (2) at the date of that Restricted Payment and after giving pro forma effect thereto as if that Restricted Payment had been made at the beginning of the applicable four-quarter period, we would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; and

          (3) the aggregate amount of that Restricted Payment and all other Restricted Payments made since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4) and (6) of the next succeeding paragraph) is less than the sum, without duplication, of

             (a) 50% of our Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture through our last full fiscal quarter for which internal financial statements are available at the time of that Restricted Payment (or, if the Consolidated Net Income for that period is a deficit, minus 100% of the deficit), plus

             (b) 100% of the aggregate net cash proceeds received by us since the date of the indenture as a contribution to our common equity capital or from the issue or sale of Equity Interests of our company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of our company that have been converted into or exchanged for those Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary), plus

             (c) if any Restricted Investment that was made by us or any Restricted Subsidiary of our company after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of
        (i) the cash return of capital with respect to that Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of that Restricted Investment unless already included in our Consolidated Net Income for that period; plus

             (d) if any Unrestricted Subsidiary is redesignated by us as a Restricted Subsidiary of our company after the date of the indenture, an amount equal to the lesser of (1) the net book value of our Investment in the Unrestricted Subsidiary at the time of the redesignation and
        (2) the fair market value of our Investment in the Unrestricted Subsidiary at the time of the redesignation.

     The preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of that dividend, if at that date of declaration, the dividend would have complied with the provisions of the indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of our company or any Guarantor or of any Equity Interests of our company or any of our Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of our company) of, Equity Interests of our company (other than Disqualified Stock); provided that the amount of any net cash proceeds that are utilized for any redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of our company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend or distribution by any of our Restricted Subsidiaries to the holders of that Restricted Subsidiary's common Equity Interests so long as we or that Restricted Subsidiary receive at least a pro rata share (and in like form) of the dividend or distribution in accordance with its common Equity Interests;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of our company or any of our Restricted Subsidiaries held by any member of our (or any of our Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the price paid for all repurchased, redeemed, acquired or retired Equity Interests does not exceed $1.0 million per individual member of management or $2.5 million in the aggregate in any twelve-month period;

          (6) the deemed repurchase of Capital Stock by us on the exercise of stock options; and

          (7) Restricted Payments in an aggregate principal amount not to exceed $15.0 million;

provided that we will not and will not permit any of our Restricted Subsidiaries to make any Restricted Payment contemplated by clauses (3) through (7) above so long as a default or an event of default under the indenture has occurred and is continuing.

     The amount of all Restricted Payments, other than cash, shall be the fair market value of the asset(s) or securities proposed to be transferred or issued to or by us or our Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment on the date of that Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined in good faith by us and set forth in an Officers' Certificate delivered to the trustee. Our determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million. Not later than the date of making any Restricted Payment, we will deliver to the trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The indenture provides that we will not, and will not permit any of our subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness, including Acquired Debt, and we will not issue any Disqualified Stock and will not permit any of our subsidiaries to issue any shares of Preferred Stock; provided, however, that we may incur Indebtedness, including Acquired Debt, or issue Disqualified Stock, and our Restricted Subsidiaries that are Guarantors may incur Indebtedness or issue Preferred Stock, if the Fixed Charge Coverage Ratio for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock is issued would have been at least 2.25 to 1, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred or the Preferred Stock or Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period.

     The first paragraph of this covenant will not prohibit any of the following (collectively, "Permitted Debt"):

          (1) the incurrence by us and any Restricted Subsidiary of our company that is a Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of our company and our Restricted Subsidiaries thereunder) not to exceed an amount equal to the greater of (x) the Borrowing Base; and (y) $700.0 million as of the date of incurrence minus (a) the aggregate amount of all Net Proceeds of

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     Asset Sales required to be applied that are in fact applied by us or any of our Restricted Subsidiaries to repay permanently Indebtedness outstanding under one or more Credit Facilities (and to reduce commitments with respect thereto if the Indebtedness being repaid is revolving Indebtedness) pursuant to the "Repurchase at the Option of Holders--Asset Sales" covenant and (b) the aggregate amount of all repayments, optional or mandatory, of the principal of any additional term Indebtedness (other than repayments that are concurrently reborrowed) that have actually been made since the date of the indenture;

          (2) the incurrence by us and our Restricted Subsidiaries of Existing Indebtedness;

          (3) the incurrence by us and the Guarantors of Indebtedness represented by the old notes, the new notes and any additional notes issued under the indenture (including, in each case, the Subsidiary Guarantees);

          (4) the incurrence by us or any of our Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of our company or that Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed, in aggregate principal amount at any one time outstanding, 5% of Total Assets on a pro forma basis (including a pro forma application of the net proceeds of that Indebtedness), as if that Indebtedness had been incurred on the date of calculation;

          (5) the incurrence by us or any of our Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3),
     (4), (5) or (13) of this paragraph in a substantially concurrent transaction (which incurrence shall be no earlier than 30 days prior to the refunding, refinancing or replacing of the Indebtedness being refunded, refinanced or replaced and the proceeds of the Permitted Refinancing Indebtedness shall be deposited in escrow pending application);

          (6) the incurrence by us or any of our Restricted Subsidiaries of intercompany Indebtedness between or among our company and any of our Wholly Owned Subsidiaries that are Guarantors; provided that:

             (a) the Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes and the indenture, in the case of our company, or the Subsidiary Guarantee, in the case of a Guarantor; and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in that Indebtedness being held by a person other than our company or any of our Wholly Owned Subsidiaries that are Guarantors and
        (ii) any sale or other transfer of that Indebtedness to a person that is not either our company or any of our Wholly Owned Subsidiaries that are Guarantors shall be deemed, in each case, to constitute an incurrence of that Indebtedness by us or our Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by us or any of our Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of (a) fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted to be outstanding by the terms of the indenture or
     (b) hedging exposure to foreign currency fluctuations;

          (8) the guarantee by us or any of the Guarantors of Indebtedness of our company or any of our Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

          (9) the incurrence of Non-Recourse Debt by Unrestricted Subsidiaries, provided, however, that if that Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, that event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of our company that was not permitted by this clause (9);

          (10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock, as the case may be, which will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock, as the case may be, for purposes of this covenant; provided, in each case, that the amount thereof is included in Fixed Charges of our company as accrued;

          (11) the incurrence by us or any of our Restricted Subsidiaries of Indebtedness in respect of performance and surety bonds provided in the ordinary course of business;

          (12) the incurrence by a Receivables Subsidiary of Indebtedness that is not recourse to us or any of our other Restricted Subsidiaries (other than with respect to Standard Securitization Undertakings) in connection with a Qualified Receivables Transaction; and

          (13) the incurrence by us or any of our Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (13), not to exceed
     $50.0 million.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, we will be permitted to classify that item of Indebtedness on the date of its incurrence, or reclassify all or a portion of that item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities that were in existence on the date on which notes were first issued and authenticated under the indenture shall be deemed to have been incurred on that date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

  LIENS

     The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

  SALE AND LEASEBACK TRANSACTIONS

     The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that we or any Restricted Subsidiary that is a Domestic Subsidiary may enter into a sale and leaseback transaction if:

          (1) we or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to that sale and leaseback transaction under the Fixed Charge Coverage Ratio Test in the first paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by us and set forth in an Officers' Certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

          (3) the transfer of assets in that sale and leaseback transaction is permitted by, and we or that Restricted Subsidiary apply the proceeds of that transaction in compliance with, the "Repurchase at the Option of Holders--Asset Sales" covenant.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of our Restricted Subsidiaries to:

          (1) pay dividends or make any other distributions on its Capital Stock to us or any of our Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to us or any of our Restricted Subsidiaries;

          (2) make loans or advances to us or any of our Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to us or any of our Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that those amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in that Existing Indebtedness, as in effect on the date of the indenture;

          (2) the Credit Agreement as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or any other Credit Facility, provided that those amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, and any other Credit Facility, are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the Credit Agreement, as in effect on the date of the indenture;

          (3) the indenture and the notes or any other indenture governing debt securities that are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the indenture and the notes;

          (4) applicable law;

          (5) any instrument governing Indebtedness or Capital Stock of a person acquired by us or any of our Restricted Subsidiaries as in effect at the time of that acquisition (except to the extent that Indebtedness was incurred in connection with or in contemplation of that acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, provided that, in the case of Indebtedness, that Indebtedness was permitted to be incurred by the terms of the indenture;

          (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

          (8) any agreement for the sale or other disposition of a Restricted Subsidiary of our company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (10) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to that Lien;

          (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

          (12) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating to a Receivables Subsidiary; and

          (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The indenture provides that we will not, directly or indirectly:
(1) consolidate or merge with or into another person, whether or not we are the surviving corporation; or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of our company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another person; unless:

          (1) either:

             (a) we are the surviving corporation, limited liability company, business trust or limited partnership; or

             (b) the person formed by or surviving that consolidation or merger, if other than our company, or to which that sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, limited liability company, business trust or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;

provided that in the case of (a) or (b) above, if the surviving person is a limited liability company, business trust or limited partnership, a corporation which is a Wholly Owned Subsidiary of the surviving person shall act as joint and several obligor with respect to the notes;

          (2) the person formed by or surviving that consolidation or merger, if other than our company, or the person to which that sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of our company under the notes, the indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the trustee;

          (3) immediately after the transaction no default or event of default under the indenture exists; and

          (4) we or the person formed by or surviving that consolidation or merger, if other than our company, or to which that sale, assignment, transfer, conveyance, lease or other disposition has been made:

             (a) will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of our company immediately preceding the transaction; and

             (b) on the date of the transaction and after giving pro forma effect to the transaction and any related financing transactions as if they had occurred at the beginning of the applicable four-quarter period, will be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant.

     This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among our company and any of its Wholly Owned Subsidiaries that are not Unrestricted Subsidiaries.

  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     Our Board of Directors may designate any of our Restricted Subsidiaries to be an Unrestricted Subsidiary if that designation would not cause a default under the indenture. If a Restricted Subsidiary our company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by us and our Restricted Subsidiaries in the newly designated Unrestricted Subsidiary will be deemed to be an Investment made as of the time of that designation and will either reduce the amount available for Restricted Payments under the first paragraph of the "Restricted Payments" covenant or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as we shall determine. That designation will only be permitted if that Investment would be permitted at that time and if that Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Our Board of Directors may redesignate any Unrestricted Subsidiary to be our Restricted Subsidiary if the redesignation would not cause a default under the indenture.

  TRANSACTIONS WITH AFFILIATES

     The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than terms that would have been obtained in a comparable transaction by us or that Restricted Subsidiary with an unrelated person; and

          (2) we deliver to the trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of our Board of Directors set forth in an Officers' Certificate certifying that the Affiliate Transaction complies with this covenant and that the Affiliate Transaction has been approved by a majority of the disinterested members of our Board of Directors; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the holders of that Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any employment agreement entered into by our company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of our company or the Restricted Subsidiary, as the case may be;

          (2) transactions between or among us and/or our Restricted
     Subsidiaries;

          (3) any sale or other issuance of Equity Interests (other than Disqualified Stock) of our company;

          (4) payment of reasonable directors fees to persons who are not otherwise Affiliates of our company;

          (5) any sale, conveyance or other transfer of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary in a Qualified Receivables Transaction; and

          (6) Restricted Payments that are permitted by the "Restricted Payments" covenant.

  ADDITIONAL SUBSIDIARY GUARANTEES

     The indenture provides that we will not permit any of our Restricted Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of our company or any of our Restricted Subsidiaries unless that Restricted Subsidiary simultaneously executes and delivers to the Trustee an Opinion of Counsel and a supplemental indenture providing for a Subsidiary Guarantee of the payment of the notes by that Restricted Subsidiary, which Subsidiary Guarantee shall be senior to that Restricted Subsidiary's Guarantee of or pledge to secure the other Indebtedness if the other Indebtedness is subordinated, and shall be rank equally if the other Indebtedness is senior; provided that this covenant shall not apply to any subsidiary that has been properly designated as an Unrestricted Subsidiary or as a Receivables Subsidiary.

     Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the notes will provide by its terms that it will automatically and unconditionally be released and discharged under the circumstances described above under the caption "--Subsidiary Guarantees."

  LIMITATIONS ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY OWNED SUBSIDIARIES

     The indenture provides that we will not, and will not permit any of our subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any of our Wholly Owned Subsidiaries to any person (other than our company or a Wholly Owned Subsidiary of our company), unless:

          (1) the transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in that Wholly Owned Subsidiary; and

          (2) the cash Net Proceeds from that transfer, conveyance, sale, lease or other disposition are applied in accordance with the "Repurchase at the Option of Holders--Asset Sales" covenant.

  BUSINESS ACTIVITIES

          The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to an extent that would not be material to our company and its Restricted Subsidiaries taken as a whole.

  PAYMENTS FOR CONSENT

          The indenture provides that we will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless that consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to that consent, waiver or agreement.

  REPORTS

     So long as any notes are outstanding, we will furnish to the holders of notes, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or any successor forms) if we were required to file those forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K (or any successor form) if we were required to file those reports.

     If we have designated any of our subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of our company and its Restricted Subsidiaries separate from the financial condition and results of operations of our Unrestricted Subsidiaries.

     In addition, we will file a copy of all information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations, unless the Commission will not accept that filing, and make that information available to securities analysts and prospective investors upon request. We and the Subsidiary Guarantors have also agreed that, for so long as any notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     An event of default will occur under the indenture if:

          (1) we fail to pay interest on, or Liquidated Damages with respect to, any notes;

          (2) we fail to pay the principal of, or premium, if any, on the notes when the same becomes due and payable;

          (3) we or any of our Restricted Subsidiaries fail to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," or "--Certain Covenants--Merger, Consolidation or Sale of Assets";

          (4) we or any of our Restricted Subsidiaries fail to comply with the provisions described under the captions "--Certain Covenants--Restricted Payments" and "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" for 30 days after notice of that failure has been given;

          (5) we or any of our Restricted Subsidiaries fail to comply with any of the other agreements in the indenture for 60 days after notice of that failure has been given;

          (6) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries) whether that Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

             (a) is caused by a failure to pay principal of, or interest or premium, if any, on that Indebtedness prior to the expiration of the grace period provided in that Indebtedness on the date of that default (a "Payment Default"); or

             (b) results in the acceleration of that Indebtedness prior to its express maturity,

     and, in each case, the principal amount of that Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

          (7) failure by Ames or any of its Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (8) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

          (9) certain events of bankruptcy or insolvency with respect to our company or any of its subsidiaries.

     In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to our company, any subsidiary that is a Significant Subsidiary or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold notice of any continuing default or event of default (except a default or event of default relating to the payment of principal or interest or Liquidated Damages) from holders of the notes if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the notes then outstanding may, on behalf of the holders of all of the notes, by notice to the trustee, waive any existing default or event of default and its

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consequences under the indenture except a continuing default or event of default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

     In the case of any event of default occurring by reason of any willful action or inaction taken or not taken by or on behalf of our company with the intention of avoiding payment of the premium that we would have had to pay upon an Optional Redemption, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an event of default occurs prior to April 15, 2003 by reason of any willful action or inaction taken or not taken by or on behalf of our company with the intention of avoiding the prohibition on redemption of the notes prior to April 15, 2003 then the premium specified in the indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

     We are required to deliver to the trustee an annual statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, we are required to deliver to the trustee a statement specifying that default or event of default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of our company or any Guarantor, as such, shall have any liability for any obligations of our company or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees except for certain obligations. This is known as "legal defeasance." We may not exercise our legal defeasance option with respect to:

          (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, or interest and Liquidated Damages, if any, on those notes when these payments are due from the trust referred to below;

          (2) Our obligations with respect to the notes concerning the issuance of temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

          (4) the legal defeasance provisions of the indenture.

     In addition, we may, at our option and at any time, elect to have the obligations of our company and the Guarantors released with respect to certain covenants that are specified in the indenture. This is known as "covenant defeasance." If we exercise our covenant defeasance option, any failure to comply with those covenants shall not constitute a default or event of default with respect to the notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an event of default with respect to the notes.

     In order to exercise either legal defeasance or covenant defeasance:

          (1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of legal defeasance, we shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, that Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance had not occurred;

          (3) in the case of covenant defeasance, we shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred;

          (4) no default or event of default under the indenture shall have occurred and be continuing either:

             (a) on the date of that deposit (other than a default or event of default resulting from the borrowing of funds to be applied to that deposit); or

             (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) that legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries are bound;

          (6) we must deliver to the trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of our company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder is an "insider" of our company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) we must deliver to the trustee an Officers' Certificate stating that the deposit was not made by us with the intent of preferring the holders of notes over our other creditors with the intent of defeating, hindering, delaying or defrauding creditors of our company or others; and

          (8) we must deliver to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of those holders.

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

          (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

          (3) reduce the rate of or change the time for payment of interest on any note;

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
          (4) waive a default or event of default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from that acceleration;

          (5) make any note payable in money other than that stated in the notes;

          (6) make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

          (7) waive a redemption payment with respect to any note, other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders";

          (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

          (9) make any change in this provision.

     Notwithstanding the preceding, without the consent of any holder of notes, we, the Guarantors and the trustee may amend or supplement the indenture or the notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of our obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of our assets;

          (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any holder of notes;

          (5) to provide for the issuance of additional notes in accordance with the provisions set forth in the indenture; or

          (6) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     If the trustee becomes a creditor of our company or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate that conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an event of default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture and Registration Rights Agreement without charge by writing to: Ames Department Stores, Inc., 2418 Main Street, Rocky Hill, Connecticut 06067, Attention:
Investor Relations.

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
DEFINED TERMS

     Some of the defined terms used in the indenture are set forth below. Reference is made to the indenture for a full disclosure of those terms, as well as any other capitalized terms used in this section for which no definition is provided.

     "Acquired Debt" means, with respect to any specified person:

          (1) Indebtedness of any other person existing at the time that other person is merged with or into or became a Restricted Subsidiary of the specified person, whether or not that Indebtedness is incurred in connection with, or in contemplation of, that other person merging with or into, or becoming a Restricted Subsidiary of, the specified person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by the specified person.

     "Additional Assets" means any property or assets (other than Capital Stock, Indebtedness or rights to receive payments over a period greater than 180 days) that are used or useful by us or a Restricted Subsidiary of our company in a Permitted Business.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified person. For purposes of this definition, "control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of our company and its Restricted Subsidiaries taken as a whole will be governed by the covenant described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the covenant described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" and

          (2) the issuance of Equity Interests in any of the Restricted Subsidiaries of our company or the sale of Equity Interests in any of those Restricted Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that:

             (a) involves assets having a fair market value of less than $2.0 million; or

             (b) results in net proceeds to our company and its Restricted Subsidiaries of less than $2.0 million;

          (2) a transfer of assets between or among our company and its Restricted Subsidiaries,

          (3) an issuance of Equity Interests by a Restricted Subsidiary of our company to us or to another of our Restricted Subsidiaries;

          (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business, including from time to time the closing of one or more stores, the disposition or transfer of store leases, the clearance or liquidation of inventory in connection with the closing of one or more stores or the conversion of one or more acquired stores to Ames stores, and the disposition of related fixtures, equipment or other property;

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
          (5) the sale or other disposition of cash or Cash Equivalents;

          (6) the sale, conveyance or other transfer of accounts receivable and related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary or by a Receivables Subsidiary, in connection with a Qualified Receivables Transaction; and

          (7) a Restricted Payment permitted by or a Permitted Investment that is not prohibited by the "Restricted Payments" covenant.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in that transaction including any period for which that lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in the transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section
13(d)(3) of the Exchange Act), that "person" shall be deemed to have beneficial ownership of all securities that the "person" has the right to acquire by conversion or exercise of other securities, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of the board;

          (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

          (3) with respect to any other person, the board or committee of that person serving a similar function.

     "Board Resolution" means, with respect to any person, a copy of a resolution certified by the Secretary or Assistant Secretary of that person to have been duly adopted by the Board of Directors of that person and to be in full force and effect on the date of certification, and delivered to the trustee.

     "Borrowing Base" means, as of any date, an amount equal to 75% of the book value of all inventory owned by Ames and its Restricted Subsidiaries as of that date, calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of inventory as of a specific date, we may utilize the most recent available information for purposes of calculating the Borrowing Base.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to any Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Financial BankWatch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and
              (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service or Standard & Poor's Ratings Services and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
              (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of our company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

          (2) the adoption of a plan relating to the liquidation or dissolution of our company;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 40% of the Voting Stock of our company, measured by voting power rather than number of shares;

          (4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

          (5) the consolidation or merger of our company with or into, any person, or the consolidation or merger of any person with or into, our company, pursuant to a transaction in which any of the outstanding Voting Stock of our company or the other person is converted into or exchanged for cash, securities or other property, other than any transaction where our Voting Stock outstanding immediately prior to that transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) constituting a majority of the outstanding shares of the Voting Stock of the surviving or transferee person (immediately after giving effect to the issuance).

     For the purpose of this definition of "Change of Control," any transfer of any equity of an entity that was formed for the purpose of acquiring our Voting Stock will be deemed to be a transfer of equity interest in our company.

     "Consolidated Cash Flow" means, with respect to any specified person for any period, the Consolidated Net Income of that person for that period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by that person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent the losses were deducted in computing that person's Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of that person and its Restricted Subsidiaries for that period, to the extent that the provision for taxes was deducted in computing that person's Consolidated Net Income; plus

          (3) consolidated interest expense of that person and its Restricted Subsidiaries for that period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that the expense was deducted in computing that person's Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of that person and its Restricted Subsidiaries for that period to the extent that the depreciation, amortization and other non-cash expenses were deducted in computing that person's Consolidated Net Income; minus

          (5) non-cash items increasing that person's Consolidated Net Income for that period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, our subsidiaries shall be added to Consolidated Net Income to compute our Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to us by that subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified person for any period, the aggregate of the Net Income of that person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) (a) the Net Income (but not loss) of any person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified person or a Restricted Subsidiary of that person and (b) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified person or one of its Subsidiaries;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of acquisition shall be excluded; and

          (4) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any specified person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders of that person and its consolidated subsidiaries as of that date; plus

          (2) the respective amounts reported on that person's balance sheet as of that date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless those dividends may be declared and paid only out of net earnings in respect of the year of that declaration and payment, but only to the extent of any cash received by that person upon issuance of that preferred stock.

     "Continuing Director" means, as of any date of determination, any member of our Board of Directors who:

          (1) was a member of that Board of Directors on the date of the indenture; or

          (2) was nominated for election or elected to our Board of Directors with the approval of a majority of the Continuing Directors who were members of that Board at the time of the nomination or election.

     "Credit Agreement" means the Credit Agreement, dated as of December 31, 1998, by and among Ames, the lenders named in the agreement and Bank of America NT&SA, as Administrative Agent, providing for revolving credit borrowings and letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means, one or more debt facilities, including the Credit Agreement, or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing or letters of credit, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require us to repurchase that Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of that Capital Stock provide that we may not repurchase or redeem that Capital Stock pursuant to those provisions unless the repurchase or redemption complies with the "Restricted Payments" covenant.

     "Domestic Subsidiary" means any subsidiary of our company that was formed under the laws of the United States or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any of our Indebtedness.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of our company and its subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until those amounts are repaid.

     "Fixed Charges" means, with respect to any specified person or any of its Restricted Subsidiaries for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of that person and its Restricted Subsidiaries for that period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest of that person and its Restricted Subsidiaries that was capitalized during that period; plus

          (3) any interest expense on Indebtedness of another person that is guaranteed by the specified person or one of its Restricted Subsidiaries or secured by a Lien on assets of that person or one of its Restricted Subsidiaries, whether or not that Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued, whether or not in cash, on any series of preferred stock of that person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of our company (other than Disqualified Stock) or to us or a Restricted Subsidiary of our company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of that person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of that person and its Restricted Subsidiaries for that period to the Fixed Charges of that person and its Restricted Subsidiaries for that period. In the event that the specified person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to that incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or that issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified person or any of its subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to the reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to those Fixed Charges will not

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
              be obligations of the specified person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by any other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

          (1) our Domestic Subsidiaries in existence on the date of the indenture; and

          (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

     and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified person, the obligations of that person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

          (2) foreign exchange contracts and currency swap agreements; and

          (3) other agreements or arrangements entered into in the ordinary course of business and consistent with past practices designed to protect that person against fluctuations in interest rates or currency exchange rates.

     "Hills Indenture" means the indenture dated as of April 19, 1996 between Hills Stores Company and Fleet National Bank, as trustee, pursuant to which $195,000,000 of 12.5% Senior Notes due 2003 were originally issued.

     "Indebtedness" means, with respect to any specified person, any indebtedness of that person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property, except any balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified person (whether or not that Indebtedness is assumed by the specified person) and, to the extent not otherwise included, the Guarantee by the specified person of any Indebtedness of any other person.

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
     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any person, all investments by that person in other persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If we or any of our Restricted Subsidiaries sell or otherwise dispose of any Equity Interests of any direct or indirect Restricted Subsidiary of our company such that, after giving effect to any sale or disposition, that person is no longer our Restricted Subsidiary, we shall be deemed to have made an Investment on the date of that sale or disposition equal to the fair market value of the Equity Interests of that Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the "Restricted Payments" covenant.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any specified person, the net income
(loss) of that person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (but not loss), together with any related provision for taxes on the gain (but not loss), realized in connection with:

             (a) any Asset Sale; or

             (b) the disposition of any securities by that person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of that person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain (but not loss), together with any related provision for taxes on that extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by us or any of our Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of the direct costs relating to that Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any one or more Credit Facilities), secured by a Lien on the asset or assets that were the subject of that Asset Sale and any reserve for adjustment in respect of the sale price of that asset or those assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither we nor any of our Restricted Subsidiaries

             (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

             (b) is directly or indirectly liable as a guarantor or otherwise, or

             (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of our company or any of its Restricted Subsidiaries to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) the incurrence of which will not result in any recourse to the stock or assets of our company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, premium, if any, interest, penalties, fees, indemnifications, guarantees, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means the business conducted (or proposed to be conducted, including activities referred to as being contemplated by Ames, as described or referred to in this prospectus) by us and our Restricted Subsidiaries as of the date of the indenture and any and all businesses that in the good faith judgment of our Board of Directors are reasonably related businesses, including reasonably related extensions or expansions thereof.

     "Permitted Investments" means:

          (1) any Investment in our company or in a Restricted Subsidiary of our company that is a Guarantor;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by us or any of our Restricted Subsidiaries in a person engaged in a Permitted Business, if as a result of that Investment:

             (a) that person becomes our Restricted Subsidiary and a Guarantor;
        or

             (b) that person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, our company or a Restricted Subsidiary of our company that is a Guarantor;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;"

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of our company;

          (6) Hedging Obligations;

          (7) loans and advances to employees and officers of our company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not to exceed an aggregate of $5.0 million at any one time outstanding;

          (8) any Investment by us or a Restricted Subsidiary of our company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other person, in each case, in connection with a Qualified Receivables Transaction, provided, that the Investment in any person is in the form of a Purchase Money Note, an equity interest or an interest in accounts receivable generated by us or our Restricted Subsidiary and transferred to any person in connection with a Qualified Receivables Transaction or any person owning those accounts receivable; and

          (9) other Investments in any person having an aggregate fair market value (measured on the date each Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding not to exceed $50.0 million.

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
     "Permitted Liens" means:

          (1) Liens on assets of our company and any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of the Indenture to be incurred;

          (2) Liens in favor of our company or the Guarantors;

          (3) Liens on property of a person existing at the time that person is merged with or into or consolidated with us or any of our Restricted Subsidiaries; provided that those Liens were in existence prior to the contemplation of the merger or consolidation and do not extend to any assets other than those of the person merged into or consolidated with us or the Restricted Subsidiary;

          (4) Liens on property existing at the time of acquisition thereof by our company or any of our Restricted Subsidiaries, provided that those Liens were in existence prior to the contemplation of the acquisition;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the second paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant covering only the assets acquired with that Indebtedness;

          (7) Liens existing on the date of the indenture;

          (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (9) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

          (10) Liens on accounts receivable and related assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction; and

          (11) Liens incurred in the ordinary course of business of our company or any of our subsidiaries with respect to obligations that do not exceed $35.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of our company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of our company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of the Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

          (2) the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is incurred either by us or by our Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Public Equity Offering" means any underwritten public offering of our common stock in which the gross proceeds to us are at least $50.0 million.

     "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to us or any of our Restricted Subsidiaries in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of that note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to those investors and amounts paid in connection with the purchase of newly generated accounts receivable.

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by us or any of our Restricted Subsidiaries pursuant to which we or any Restricted Subsidiary of our company may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by us or any of our Restricted Subsidiaries) and (b) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of our company or any Restricted Subsidiary of our company and any asset related thereto including all collateral securing the accounts receivable, all contracts and all guarantees or other obligations in respect of the accounts receivable, proceeds of the accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

     "Receivables Subsidiary" means a Wholly Owned Subsidiary of our company (other than a Guarantor) which engages in no activities other than in connection with the financing of accounts receivables and which is designated by our Board of Directors (as provided below) as a Receivables Subsidiary:

          (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

             (a) is guaranteed by us or any other Restricted Subsidiary of our company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

             (b) is recourse to or obligates us or any other Restricted Subsidiary of our company in any way other than pursuant to Standard Securitization Undertakings, or

             (c) subjects any property or asset of our company or any of its other Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (2) with which neither we nor any of our other Restricted Subsidiaries have any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to us or the other Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of our company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

          (3) as to which neither we nor any other Restricted Subsidiary of our company have any obligation to maintain or preserve the entity's financial condition or cause the entity to achieve certain levels of operating results.

     Any designation of a subsidiary of our company as a Receivables Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution of our Board of Directors giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by the Indenture.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a person means any subsidiary of the referent person that is not an Unrestricted Subsidiary.

     "Significant Subsidiary" means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as that Regulation is in effect on the date hereof.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by us or any Restricted Subsidiary of our company which are reasonably customary in an accounts receivable transaction.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing that Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is that person or a Subsidiary of that person or
     (b) the only general partners of which are that person or one or more subsidiaries of that person (or any combination thereof).

     "Total Assets" means, as of any date, our total consolidated assets as of that date, as determined in accordance with GAAP. To the extent that information is not available as to the amount of total consolidated assets as of a specific date, we may utilize the most recent available information for purposes of calculating Total Assets.

     "Unrestricted Subsidiary" means any subsidiary of our company that is designated by our Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that the subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with us or any of our Restricted Subsidiaries unless the terms of that agreement, contract, arrangement or understanding are no less favorable to our company or its Restricted Subsidiary than those that might be obtained at the time from persons who are not Affiliates of our company:

          (3) is a person with respect to which neither we nor any of our Restricted Subsidiaries have any direct or indirect obligation

             (a) to subscribe for additional Equity Interests or

             (b) to maintain or preserve that person's financial condition or to cause that person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of our company or any of its Restricted Subsidiaries; and

          (5) has at least one director on its Board of Directors that is not a director or executive officer of our company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of our company or any of its Restricted Subsidiaries.

     Any designation of a subsidiary of our company as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution of our Board of Directors giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by the "Restricted Payments" covenant. If, at any time, any

Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of that subsidiary shall be deemed to be incurred by a Restricted Subsidiary of our company as of that date and, if that Indebtedness is not permitted to be incurred as of that date under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, we shall be in default of that covenant. Our Board of Directors may at any time designate any Unrestricted Subsidiary to be our Restricted Subsidiary; provided that this designation shall be deemed to be an incurrence of Indebtedness by the Restricted Subsidiary of any outstanding Indebtedness of the Unrestricted Subsidiary and this designation shall only be permitted if
(1) that Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if this designation had occurred at the beginning of the four-quarter reference period; and (2) no default or event of default under the indenture would be in existence following this designation.

     "Voting Stock" of any person as of any date means the Capital Stock of that person that is at the time entitled to vote in the election of the Board of Directors of that person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of the payment; by

          (2) the then outstanding principal amount of that Indebtedness.

     "Wholly Owned Subsidiary" of any specified person means a subsidiary of that person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares or interests required to be held by foreign nationals, in each case, to the extent mandated by applicable law) shall at the time be owned by that person and/or by one or more Wholly Owned Subsidiaries of that person.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material United States federal income tax consequences generally applicable to the exchange offer. The statements of United States tax law set forth below are based on the laws, regulations and administrative and judicial decisions applicable as of the date of this prospectus, and are subject to any changes in relevant United States authorities occurring after that date. Any of these changes, which could be retroactive, could affect the continuing validity of this discussion.

     The exchange of old notes for new notes in the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. As a result, there will be no federal income tax consequences to a holder exchanging an old unregistered note for a new registered note in the exchange offer. A holder should have the same adjusted basis and holding period in the new note as it had in the old note immediately before the exchange.

     The preceding paragraph summarizes some of the material U.S. federal income tax consequences associated with the exchange of the old notes for registered notes in the exchange offer. This summary applies only to those persons who are the initial holders of old notes, who acquired old notes for cash and who hold old notes as capital assets, and assumes that the old notes were not issued with "original issue discount," as defined in the Internal Revenue Code of 1986. This summary also does not address the U.S. federal income tax consequences of the exchange of notes not held as capital assets within the meaning of Section 1221 of the Code, or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the notes as part of a "straddle," a "hedge" against currency risk or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar and investors in pass-through entities. It also does not address any consequences arising under U.S. federal gift and estate taxes or under the tax laws of any state, local or foreign jurisdiction.

     PERSONS CONSIDERING THE EXCHANGE OF OLD NOTES FOR REGISTERED NOTES IN THE EXCHANGE OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL, OR OTHER TAXING JURISDICTION APPLICABLE TO THEIR PARTICULAR SITUATIONS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes that had been acquired as a result of market-making or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sales of notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on those notes or a combination of those methods, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. These resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of the new notes. Any broker-dealer that resells registered notes that it received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of those notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of those notes and any commission or concessions received by any participating broker or dealer may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

     The validity of the new notes offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference from Ames Department Stores, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 30, 1999 have been audited by Arthur Andersen LLP, independent auditors, as stated in their report, which also is incorporated herein by reference, and have been so incorporated in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

     The consolidated balance sheets of Hills Stores Company and subsidiaries as of January 31, 1998 and February 1, 1997 and the related consolidated statements of operations, common shareholders' equity and cash flows for the fiscal years ended January 31, 1998, February 1, 1997 and February 3, 1996 incorporated in this prospectus by reference from Ames Department Stores, Inc.'s Form 8-KA Amendment No. 1 dated March 16, 1999 have been audited by Deloitte & Touche LLP, independent public auditors, as stated in their report which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are only predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. Our operations are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. You are urged to consider these factors carefully in evaluating the forward-looking statements, including the factors described under "Risk Factors." The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we undertake no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results or events will be achieved.

                                    [LOGO]

                          AMES DEPARTMENT STORES, INC.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Ames Department Stores, Inc. (the "Registrant") is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Fifth of the Amended and Restated Certificate of Incorporation of the Registrant provides that, to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

     The bylaws of the Registrant provide for the indemnification of directors and officers to the extent permitted by the DGCL. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition, Section 145 empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

ITEM 20. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

 EXHIBIT
  NUMBER     EXHIBIT DESCRIPTION
----------   -------------------
   *4.1       --   Indenture, dated as of April 27, 1999, relating to Ames Department Stores, Inc.'s 10% Senior Notes due 2006.
    4.2       --   Indenture, dated as of April 19, 1996 relating to Hills Stores Company's 12 1/2% Senior Notes due
                   2003 (incorporated herein by reference to Exhibit 4.10 of Hills Stores Company's Quarterly Report
                   on Form 10-Q for the quarter ended May 4, 1996 filed with the Commission on June 6, 1996).
    4.3       --   First Supplemental Indenture, dated as of December 24, 1998, to Indenture dated as of April 19,
                   1996, among Hills Stores Company, as issuer, the guarantors named therein and State Street Bank and Trust Company, as trustee (incorporated herein by reference to Exhibit 4.6 to Amendment No. 1 to the Registrant's Registration Statement on Form S-3, as filed with the Commission on April 28,
                   1999).
    4.4       --   Second Supplemental Indenture, dated as of April 15, 1999, to Indenture dated as of April 19,
                   1996, among Ames Department Stores, Inc., Hills Stores Company, the guarantors named therein and
                   State Street Bank and Trust Company, as trustee (incorporated herein by reference to Exhibit 4.7 to Amendment No. 1 to the Registrant's Registration Statement on Form S-3, as filed with the
                   Commission on April 28, 1999).
   *5         --   Opinion of Weil, Gotshal & Manges LLP.
  *12         --   Computation of Ratio of Earnings to Fixed Charges.
   21         --   Subsidiaries of Ames Department Stores, Inc. (incorporated herein by reference to Exhibit 7 to
                   Amendment No. 1 to the Registrant's Registration Statement on Form S-3, as filed with the
                   Commission on April 28, 1999).
  *23.1       --   Consent of Weil, Gotshal & Manges, LLP (included in Exhibit 5).
  *23.2       --   Consent of Arthur Andersen LLP.
  *23.3       --   Consent of Deloitte & Touche LLP.
   24         --   Power of Attorney (included on the signature page of this Registration Statement).
  *25         --   Statement of Eligibility on Form T-1 of The Chase Manhattan Bank.
  *99.1       --   Form of Letter of Transmittal.
  *99.2       --   Form of Notice of Guaranteed Delivery.

------------------
 * Filed herewith.

  (B) SCHEDULES

     All Schedules are omitted as the required information is presented in Ames' consolidated financial statements or related notes or such schedules are not applicable.

ITEM 22. UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of that registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Ames Department Stores, Inc. has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rocky Hill, State of Connecticut, on June 30, 1999.

                                AMES DEPARTMENT STORES, INC.

                                By: /s/ ROLANDO DE AGUIAR
                                   ---------------------------------------
                                    Name: Rolando de Aguiar
                                    Title: Executive Vice President and
                                           Chief Financial and
                                           Administrative Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose name appears below hereby constitutes and appoints each of Joseph R. Ettore, Rolando de Aguiar and David H. Lissy, or any of them, each acting alone, such person's true and lawful attorney-in-fact, with full power of substitution to sign for such person and in such person's name and capacity indicated below, in connection with this Registrant's Registration Statement on Form S-4, including to sign this Registration Statement and any and all amendments to this Registration Statement, including Post-Effective Amendments, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorney-in-fact to any and all amendments.

                 SIGNATURE                                       TITLE                              DATE
--------------------------------------------  --------------------------------------------     --------------

            /s/ JOSEPH R. ETTORE              President, Chief Executive Officer                June 30, 1999
--------------------------------------------  and Director
             Joseph R. Ettore

           /s/ ROLANDO DE AGUIAR              Executive Vice President                          June 30, 1999
--------------------------------------------  and Chief Financial and Administrative
             Rolando de Aguiar                Officer

           /s/ FRANCIS X. BASILE              Director                                          June 30, 1999
--------------------------------------------
             Francis X. Basile

              /s/ PAUL BUXBAUM                Chairman of the Board                             June 30, 1999
--------------------------------------------
                Paul Buxbaum

               /s/ ALAN COHEN                 Director                                          June 30, 1999
--------------------------------------------
                 Alan Cohen

           /s/ RICHARD M. FELNER              Director                                          June 30, 1999
--------------------------------------------
             Richard M. Felner

           /s/ SIDNEY S. PEARLMAN             Director                                          June 30, 1999
--------------------------------------------
             Sidney S. Pearlman

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AMD, Inc., Ames FS, Inc., Ames Realty II, Inc., Ames Merchandising Corporation and Ames Transportation Systems, Inc. have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Rocky Hill, State of Connecticut, on June 30, 1999.

                                          AMD, INC.
                                          AMES FS, INC.
                                          AMES REALTY II, INC.
                                          AMES MERCHANDISING CORPORATION
                                          AMES TRANSPORTATION SYSTEMS, INC.

                                          By: /s/ ROLANDO DE AGUIAR
                                              ----------------------------------
                                              Name: Rolando de Aguiar
                                              Title: Vice President

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose name appears below hereby constitutes and appoints each of Joseph R. Ettore, Rolando de Aguiar and David H. Lissy, or any of them, each acting alone, such person's true and lawful attorney-in-fact, with full power of substitution to sign for such person and in such person's name and capacity indicated below, in connection with this Registrant's Registration Statement on Form S-4, including to sign this Registration Statement and any and all amendments to this Registration Statement, including Post-Effective Amendments, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorney-in-fact to any and all amendments.

                 SIGNATURE                                       TITLE                              DATE
--------------------------------------------  --------------------------------------------     --------------

            /s/ JOSEPH R. ETTORE              President and Director (Principal Executive       June 30, 1999
--------------------------------------------  Officer)
              Joseph R. Ettore

           /s/ ROLANDO DE AGUIAR              Vice President and Director                       June 30, 1999
--------------------------------------------  (Principal Financial Officer)
             Rolando de Aguiar

          /s/ MARK VON MAYRHAUSER             Assistant Treasurer (Principal Accounting         June 30, 1999
--------------------------------------------  Officer)
            Mark von Mayrhauser

             /s/ DAVID H. LISSY               Director                                          June 30, 1999
--------------------------------------------
               David H. Lissy

 EXHIBIT
  NUMBER     EXHIBIT DESCRIPTION
----------   -------------------
   *4.1       --   Indenture, dated as of April 27, 1999, relating to Ames Department Stores, Inc.'s 10% Senior Notes due 2006.
    4.2       --   Indenture, dated as of April 19, 1996 relating to Hills Stores Company's 12 1/2% Senior Notes due
                   2003 (incorporated herein by reference to Exhibit 4.10 of Hills Stores Company's Quarterly Report
                   on Form 10-Q for the quarter ended May 4, 1996 filed with the Commission on June 6, 1996).
    4.3       --   First Supplemental Indenture, dated as of December 24, 1998, to Indenture dated as of April 19,
                   1996, among Hills Stores Company, as issuer, the guarantors named therein and State Street Bank and Trust Company, as trustee (incorporated herein by reference to Exhibit 4.6 to Amendment No. 1 to the Registrant's Registration Statement on Form S-3, as filed with the Commission on April 28,
                   1999).
    4.4       --   Second Supplemental Indenture, dated as of April 15, 1999, to Indenture dated as of April 19,
                   1996, among Ames Department Stores, Inc., Hills Stores Company, the guarantors named therein and
                   State Street Bank and Trust Company, as trustee (incorporated herein by reference to Exhibit 4.7 to Amendment No. 1 to the Registrant's Registration Statement on Form S-3, as filed with the
                   Commission on April 28, 1999).
   *5         --   Opinion of Weil, Gotshal & Manges LLP.
  *12         --   Computation of Ratio of Earnings to Fixed Charges.
   21         --   Subsidiaries of Ames Department Stores, Inc. (incorporated herein by reference to Exhibit 21 to
                   Amendment No. 1 to the Registrant's Registration Statement on Form S-3, as filed with the
                   Commission on April 28, 1999).
  *23.1       --   Consent of Weil, Gotshal & Manges, LLP (included in Exhibit 5).
  *23.2       --   Consent of Arthur Andersen LLP.
  *23.3       --   Consent of Deloitte & Touche LLP.
   24         --   Power of Attorney (included on the signature page of this Registration Statement).
  *25         --   Statement of Eligibility on Form T-1 of The Chase Manhattan Bank.
  *99.1       --   Form of Letter of Transmittal.
  *99.2       --   Form of Notice of Guaranteed Delivery.

------------------
 * Filed herewith.